As filed with the Securities and Exchange Commission on January 7, 2008

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAI ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-1633577
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, Pennsylvania 19112

(215) 546-5005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Z. Cohen

Chief Executive Officer and President

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, Pennsylvania 19112

(215) 546-5005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey, Esq.	Raymond B. Check, Esq.
Lisa A. Ernst, Esq.	Cleary Gottlieb Steen & Hamilton LLP
Julie H. Wilson, Esq.	One Liberty Plaza
Ledgewood	New York, New York 10006
1900 Market Street, Suite 750	(212) 225-2000
Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513—Facsimile	(212) 225-3999—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of security to be registered	Amount being registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant(3)	28,750,000 Units	$10.00	$287,500,000	$11,299
Shares of common stock included as part of the units	28,750,000 Shares	—	—	—(4)
Warrants included as part of the units	28,750,000 Warrants	—	—	—(4)
Total			$287,500,000	$11,299

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated in accordance with Rule 457(a).
(3)	Includes 3,750,000 Units that may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(4)	No fee required pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated January 7, 2008

Prospectus

$250,000,000

RAI Acquisition Corp.

25,000,000 Units

RAI Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses, which we refer to as the initial business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our sponsor’s right of first review. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any prospective target business, or had any discussions with respect to such a transaction or taken any measures to locate a specific target business or consummate a business combination. To date, our efforts have been limited to organizational activities as well as activities relating to this offering.

This is an initial public offering of our securities. We are offering 25,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of our initial business combination or                     , 2009 [one year from the date of this prospectus], provided that we have an effective registration statement covering the shares issuable upon exercise of the warrants and a current prospectus is available. The warrants will expire on                     , 2013 [five years from the date of this prospectus], or earlier, upon redemption by us.

In December 2007, our sponsor, Resource America, Inc. (NASDAQ: REXI), and several of our officers, purchased 7,187,500 shares of our common stock for an aggregate purchase price of $25,000. This includes an aggregate of 937,500 shares of our common stock which we may redeem to the extent that the underwriters’ over-allotment option is not exercised in full so that our existing holders will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). We refer to these outstanding shares as the founders’ shares throughout this prospectus. Our existing holders have agreed to (i) waive any right to receive a liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination and (ii) vote the founders’ shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination. The founders’ shares are subject to certain transfer restrictions described in more detail in this prospectus. Each of our existing holders who is an employee of our sponsor has agreed to resell his founders’ shares to our sponsor at the original purchase price of $0.0035 per share in the event that his employment with our sponsor terminates for any reason.

Our sponsor has agreed to purchase an aggregate of 6,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $6,000,000 in a private placement immediately before the completion of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. We will place the proceeds from the sale of the private placement warrants in the trust account described in this prospectus. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants are (1) exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (2) not subject to redemption by us. Our sponsor has agreed not to transfer, assign or sell the private placement warrants, subject to limited exceptions, until after we have consummated our initial business combination.

Our sponsor has also entered into a business opportunity right of first review agreement under which it has agreed to submit opportunities to enter into a business combination with an alternative asset manager, other than a manager a majority of whose assets under management consists of equipment leasing, equipment finance or related investments, to us before pursuing that opportunity itself or presenting it to any other entity. We will agree to submit to Resource America any business combination opportunity to which we do not have a right of first review. This right of first review may limit the opportunities that are available to us to consummate our initial business combination.

We have granted the underwriters a 30-day option to purchase up to an additional 3,750,000 units solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange, or the AMEX, under the symbol “             “ on or promptly after the date of this prospectus. The common stock and warrants comprising the units offered pursuant to this prospectus each will begin separate trading five business days after the earlier to occur of the expiration of the underwriters’ over-allotment option or the underwriters’ exercise of the option in full, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and having issued a press release announcing when the separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the AMEX under the symbols              and             , respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

	Per Unit	Total(1)

Public Offering Price	$10.00	$250,000,000

Underwriting Discounts and Commissions(2)	$0.70	$17,500,000

Proceeds, Before Expenses, to Us	$9.30	$232,500,000

(1)	The underwriters have an option to purchase up to an additional 3,750,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price will be $287,500,000, underwriting discounts and commissions will be $20,125,000 and proceeds, before expenses to us, will be $267,375,000.

(2)	Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $8,750,000 ($10,062,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in a trust account maintained by American Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting—Discounts and Commissions.”

We are offering the units for sale on a firm-commitment basis. JPMorgan is acting as the sole book-running manager of this offering and expects to deliver the units to investors in this offering on or about                     , 2008.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 28 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JPMorgan

The date of this prospectus is                     , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” or “our company” refer to RAI Acquisition Corp.;

•	references to “Resource America” or our “sponsor” refer to our corporate stockholder and sponsor, Resource America, Inc.;

•

the term “business combination” means an acquisition by us through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with one or more operating businesses;

•	the term “existing holders” refers to those persons who owned shares of our common stock immediately before the completion of this offering and includes Resource America and several of our officers;

•

the term “public stockholder” refers to those persons who purchase common stock offered by this prospectus, either in this offering or in the secondary market, and includes our existing holders to the extent they acquire such common stock; and

•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Overview

We are a recently organized blank check company formed for the purpose of acquiring, through a business combination, one or more operating businesses, or a portion of such business or businesses. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our sponsor’s right of first review. To date, our efforts have been limited solely to organizational activities as well as activities relating to this offering.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions with respect to such a transaction. We have not, nor have any of our agents or affiliates, been approached by any prospective target business, or representatives of any prospective target business, with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure to identify or locate a specific target business nor have we engaged or retained any agent or other representative to identify or locate a specific target business.

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such acquisition. We may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or equity financing. We have not entered into any financing arrangements with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of acquisition.

We were organized by Resource America, Inc., a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors. Resource America’s common stock trades on The NASDAQ Stock Market, or Nasdaq, under the symbol “REXI.”

We are a Delaware corporation formed on December 13, 2007. Our offices are located at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112 and our telephone number is (215) 546-5005.

Business strategy

We will initially focus our search for an initial business combination on operating businesses in the alternative asset management industry. The alternative asset management industry encompasses companies that undertake the management of portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within predefined risk parameters. Among the areas that we intend to focus on initially are businesses that operate and manage private equity funds and/or hedge funds. However, our search will not be limited to a particular industry or geographic location.

We believe we can benefit from the experience and expertise of the members of our management team in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to consummate our initial business combination.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•

Experienced Management Team.    We will concentrate on target businesses with an experienced management team that has created an effective business culture and used best business practices in areas such as investing capital, risk analysis and credit underwriting. We intend to focus particularly on asset managers who, as a result of their proprietary trading and management activities, have valuable insights and access to information about the United States and global economies and capital markets.

•

An Established Business with a Proven Operating Track Record.    We will seek established businesses with records of strong financial performance and sound operating results, or businesses which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

•

Strong Industry Position.    We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

•

Ability for Us to Add Value.    We will seek target businesses where our management team has identified opportunities to improve performance through the implementation of operational, growth and management strategies that augment the target company’s existing capabilities.

With funds available initially in the amount of approximately $237,620,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure debt or equity financing apart from this offering and there can be no assurance debt or equity financing will be available to us.

Management

We believe that the skills and experience of our management team will be crucial to identifying a potential target business and consummating a successful business combination. Our executive officers and directors have, on average, over 24 years of professional experience. Our management team includes:

Edward E. Cohen—Chairman, 68.    Edward E. Cohen is chairman of Resource America and served as chief executive officer from 1988 to 2004 and president from 2000 to 2003. Mr. Cohen has also served as chairman of the board of Resource Capital Corp. (NYSE: RSO) (a real estate investment trust managed by Resource America) since its formation in 2005; chairman and chief executive officer of Atlas Energy Resources, LLC (NYSE: ATN) (an independent developer and producer of natural gas and oil) and Atlas Energy Management, LLC (the manager of Atlas Energy Resources) since their formation in 2006; chairman of the managing board of Atlas Pipeline Partners GP, LLC (a wholly-owned subsidiary of Atlas Pipeline Holdings, L.P. (NYSE: AHD) that is the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), a natural gas pipeline company) since its formation in 1999; chairman, chief executive officer and president of Atlas America, Inc.

(NASDAQ: ATLS) (an energy company formerly owned by Resource America) since its formation in 2000 and chairman and chief executive officer of Atlas Pipeline Holdings GP, LLC (a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Holdings) since its formation in 2006. Mr. Cohen also has served as chairman of the board of Brandywine Construction & Management, Inc. (a property management company) since 1994.

Jonathan Z. Cohen—President and Chief Executive Officer, 37.    Jonathan Z. Cohen has been a member of Resource America’s board of directors since 2002 and has served as its president since 2003 and as its chief executive officer since 2004. Mr. Cohen has served as the chief executive officer, president and a director of Resource Capital Corp. since its formation in 2005; as vice chairman of Atlas Energy Resources and Atlas Energy Management since their formation in 2006; vice chairman of the managing board of Atlas Pipeline Partners GP since its formation in 1999; vice chairman and a director of Atlas America since its formation in 2000; and vice chairman of Atlas Pipeline Holdings since its formation in 2006. Mr. Cohen was a trustee of RAIT Financial Trust (formerly known as RAIT Investment Trust) (NYSE: RAS) (a real estate investment trust) from 1997 until 2006 and vice chairman of RAIT from 2003 until 2006.

Steven J. Kessler—Executive Vice-President and Chief Financial Officer, 64.    Steven J. Kessler has served as Resource America’s executive vice president since 2005 and as chief financial officer since 1997, and served as its senior vice president from 1997 to 2005. Mr. Kessler has been senior vice president—finance of Resource Capital Corp. since 2005. Mr. Kessler served as vice president-finance and acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997 and, from 1983 to 1993, he served as chief financial officer and ultimately as chief operating officer and chief financial officer for Strouse Greenberg & Co. (a regional full service real estate company). Previously, Mr. Kessler served as a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants, and has served as a trustee of GMH Communities Trust (a publicly-traded specialty housing real estate investment trust) since 2004.

Thomas C. Elliott—Senior vice-President, 34.    Thomas C. Elliott has served as senior vice president—finance and operations of Resource America since 2006, and as its senior vice president—finance from 2005 to 2006 and vice president—finance from 2001 to 2005. Mr. Elliott has served as chief financial officer of Resource Financial Fund Management, Inc. (a wholly-owned asset management subsidiary of Resource America) since 2004 and as chief financial officer, chief accounting officer and treasurer of Resource Capital Corp. from 2005 to 2006 and as its senior vice president—finance and operations since 2006. From 1997 to 2001, Mr. Elliott held various financial positions at Fidelity Leasing, Inc. (a former subsidiary of Resource America), including manager of financial planning, director of asset securitization and treasurer.

Jeffrey D. Blomstrom—Senior Vice-President, 39.    Jeffrey D. Blomstrom has served as president and managing director of Resource Financial Fund Management, Inc. since 2003. Previously, Mr. Blomstrom worked in investment banking and was an associate at Covington & Burling (a law firm) from 1999 to 2000, where he focused on mergers and acquisitions and corporate governance.

Jeffrey F. Brotman—Executive Vice-President and Secretary, 44.    Jeffrey F. Brotman has served as an executive vice president of Resource America since June 2007. Mr. Brotman served as the president and managing member of the law firm, Ledgewood, P.C., Philadelphia, Pennsylvania, from 1992 until March 2006 and was of counsel until June 2007, during which period Ledgewood was Resource America’s principal outside counsel. Mr. Brotman is also a certified public accountant and has been an Adjunct Professor at the University of Pennsylvania Law School since 1990. Mr. Brotman has served as chairman of TRM Corporation (a consumer services company) since September 2006 and served as its interim president and chief executive officer from March 2006 through June 2007.

For additional information on the background of our executive officers and directors, please see “Proposed Business—Experienced Management Team” and “Management.”

While there is an overlap in our officers and directors and those of Resource America, the majority of each of the board of directors will be comprised of independent directors. Pursuant to our amended and restated certificate of incorporation, any choice of a target business must be approved by the unanimous vote of our board of directors, excluding any director that has an interest in the transaction.

Some of our executive officers may stay involved in our management following our initial business combination. The roles that they will assume will depend on the type of business with which we combine and the specific skills and depth of the target company’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined.

Conflicts; right of first review

Investors should be aware of the following potential conflicts of interest:

•

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities, including those related to Resource America and its affiliates.

•

In the course of their business activities for Resource America and its affiliates, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to Resource America or such affiliates. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first review agreement with Resource America and some of our executive officers, the terms of which are discussed further below.

•

Since Resource America owns shares of our common stock and warrants which will be released from transfer restrictions only if we successfully complete a business combination, and our common officers and directors own stock of Resource America and are compensated by Resource America in their capacities as directors and officers of Resource America, our common officers and directors may have a conflict in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Resource America may influence the motivation of our common officers and directors in identifying and selecting a target acquisition and timely completing a business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•

Approximately $6,015,000 of Resource America’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the founders’ shares purchased by Resource America and the private placement warrants. These amounts are in addition to

•

a maximum of $100,000 in fees and expenses for our dissolution which Resource America has agreed to pay if we do not have sufficient funds remaining out of the $80,000 of proceeds held outside of the trust account and from the up to $3,850,000 in interest income on funds in the trust account that will be released to us to fund working capital requirements (subject to the tax holdback described in this prospectus), and

•	claims made against the trust account by creditors who have not executed waivers of claims.

•

Our existing holders collectively own approximately 20% of our common stock immediately following this offering, excluding shares that they may purchase in this offering, and Resource America’s significant ownership interest may dissuade potential acquirors from seeking control of us after we complete our initial business combination.

We have entered into a business opportunity right of first review agreement with Resource America and certain of our executive officers which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and Resource America and its affiliates will share business combination opportunities as follows:

•

We will have a right of first review with respect to any business combination opportunity presented to Resource America or any of its affiliates or to any of our common officers and directors that involves an alternative asset manager, other than a manager the majority of whose assets under management consist of equipment lease, equipment finance or related investments; and

•

Resource America will have a right of first review with respect to any business combination opportunity that is presented to us or any of our common officers or directors other than those described in the preceding paragraph.

In accordance with the terms of this business opportunity right of first review agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first review, then Resource America will be free to pursue that opportunity. Similarly, if Resource America elects not to pursue a specific business opportunity as to which it has a right of first review, then we will be free to pursue that opportunity. Resource America’s right of first review may limit the opportunities that are available to us to consummate our initial business combination.

The decision by us not to pursue any specific business opportunity with respect to which we have a right of first review will be made by our board of directors, including a majority of our disinterested independent directors. Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Resource America, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a majority vote of our disinterested independent directors or the members of our board who do not have an interest in the transaction and who are not affiliated with Resource America.

The private placement

On December 28, 2007, we issued 7,187,500 shares of our common stock to Resource America and several of our officers for $25,000 in cash, at a purchase price of approximately $0.0035 per share. This includes an aggregate of up to 937,500 shares of our common stock which we may redeem to the extent that the underwriters’ over-allotment option is not exercised in full so that our existing holders will own 20% of our issued and outstanding shares after this offering (assuming that they do not purchase units in this offering). The existing holders have agreed to

•	waive any right to receive a liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination and

•	vote the founders’ shares in accordance with the majority of the shares of common stock voted by our public stockholders in connection with the vote on any initial business combination.

Each of our existing holders who is an employee of our sponsor has agreed to resell his founders’ shares to our sponsor at the original purchase price of $0.0035 per share in the event that his employment with our sponsor terminates for any reason.

The founders’ shares are subject to transfer restrictions described in more detail below.

The existing holders have agreed not to sell or otherwise transfer any of the founders’ shares until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination,

•	the closing price of our shares of common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or

•

we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their common stock for cash, securities or other property;

provided however that transfers can be made to permitted transferees (as defined in “Description of Securities—Founders’ Shares”) who agree in writing to be bound by the transfer restrictions, agree to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the shares subject to redemption, agree to the redemption of such shares to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ shares are subject to these transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Resource America has agreed to purchase an aggregate of 6,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $6,000,000 in a private placement immediately before the completion of this offering. The proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and, other than $80,000 which will be released to us as working capital, will be held in the trust account pending completion of our initial business combination on the terms described in this prospectus. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants

•	will be exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees and

•	are not subject to redemption by us.

Exercising warrants on a “cashless basis” means that, in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we will not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis unless, in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis. The private placement warrants will not be exercisable at any time when a registration statement is not effective or a prospectus is not available for use by the holders of the warrants underlying the units sold in this offering, which we refer to as the public warrant holders. Resource America has agreed that the private placement warrants will not be sold or transferred until after we have consummated our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

We believe that our sponsor’s purchase of the private placement warrants demonstrates its commitment of significant capital on substantially the same terms as our public stockholders. However, we may need to raise additional funds through a private offering of debt or equity securities in order to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

The offering

Securities offered:	25,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable.

In no event will separate trading of the common stock and warrants comprising the units being offered hereby commence until we have filed an audited balance sheet on a Current Report on Form 8-K containing an audited balance sheet reflecting our receipt of the proceeds of this offering and issued a press release announcing when separate trading will begin. We will file the Current Report on Form 8-K promptly after the completion of this offering, which we anticipate will take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option. We will also include in this Form 8-K or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the common stock and warrants before the fifth business day following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full and we will issue a press release announcing when such separate trading will begin. For more information, see the section in this prospectus entitled “Description of Securities—Units.”

Number of securities to

be outstanding:

Units:

Number outstanding before this offering:	—

Number outstanding after this offering:	25,000,000 units

Common stock:

Number outstanding before this offering:[1]	7,187,500 shares

Number outstanding after this offering:[2]	31,250,000 shares

Warrants:

Number outstanding before this offering and the issuance of the private placement warrants:	—

Number outstanding after this offering and the issuance of the private placement warrants:	31,000,000 warrants (includes 6,000,000 private placement warrants)

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$7.50 per share

Exercise period:

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available. The warrants will become exercisable on the later of:

•	the consummation of our initial business combination, and

•	, 2009 [one year from the date of this prospectus].

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, on , 2013, or earlier upon redemption by us.

Redemption:	We may redeem the outstanding warrants (except as described below with respect to the private placement warrants) at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice; and

[1]

This number includes an aggregate of 937,500 shares of common stock that are subject to redemption for a price of $0.0035 per share to the extent that the over-allotment option is not exercised in full by the underwriters.

[2]	Assumes the over-allotment option has not been exercised and that we have redeemed an aggregate of 937,500 shares of common stock held by the existing holders.

•   only if the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption, a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is effective and remains effective from the date on which we send a redemption notice to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use from the date on which we send a redemption notice to and including the redemption date.

We established the last criterion to:

•	permit share redemption only after the then-prevailing common share price is substantially above the warrant exercise price and

•

ensure a sufficient differential between the then-prevailing common share price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, we cannot assure you that the price of the common stock will not fall below the $14.25 trigger price or the $7.50 warrant exercise price after we make the redemption call. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

If we call the warrants for redemption as described above, we will have the right to require all holders that wish to exercise warrants to do so on a “cashless basis.” If we exercise this right, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) of the common stock by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day before the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $14.71, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($14.71-$7.50))/$14.71 = 49 shares. We will not issue fractional shares upon exercise of the warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares. The warrants underlying the units sold in this offering may not be settled on a cashless basis unless they have been called for redemption and we have required all warrants to be settled on that basis. If we choose to require holders to exercise their warrants on a cashless basis, an exercising holder will receive fewer shares of common stock upon exercise than he would have received had he exercised his warrant for cash.

Founders’ shares:

On December 28, 2007, Resource America and several of our officers purchased 7,187,500 shares of common stock for $25,000. This includes an aggregate of 937,500 shares of common stock which we may redeem for a price of $0.0035 per share to the extent that the underwriters’ over-allotment option is not exercised in full so that our existing holders will own 20% of our issued and outstanding shares immediately following this offering (assuming that they do not purchase units in this offering). The founders’ shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founders’ shares are subject to the transfer restrictions described below;

•   the existing holders have agreed to vote the founders’ shares in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and, as a result, will not be able to exercise conversion rights with respect to the founders’ shares; and

• the existing holders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate our initial business combination.

Each of our existing holders who is an employee of our sponsor has agreed to resell his founders’ shares to our sponsor at the original purchase price of $0.0035 per share in the event that his employment with our sponsor terminates for any reason.

The existing holders have agreed not to sell or otherwise transfer any of the founders’ shares other than to permitted transferees (defined below) until one year after the date of the completion of an initial business combination or earlier if, after our initial business combination,

•	the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or

•

we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Permitted transferees means

•	our officers or directors or any affiliates or family members of any of our officers or directors;

•

a member of an existing holder’s immediate family or a trust, the beneficiary of which is a member of the existing holder’s immediate family, an affiliate of the existing holder or to a charitable organization, who in each case receives such founders’ shares as a gift;

•	to any person who receives such founders’ shares by virtue of the laws or descent and distribution upon death of the existing holder; or

•	to any person who receives such founders’ shares pursuant to a qualified domestic relations order,

provided, however, that any permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the shares of common stock subject to redemption, agree to the redemption of such shares of common stock to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the founders’ shares are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

In addition, our existing holders and their permitted transferees are entitled to registration rights with respect to the founders’ shares under an agreement to be signed on or before the date of this prospectus.

Private placement warrants:

Resource America has agreed to purchase an aggregate of 6,000,000 private placement warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $6,000,000 in a private placement immediately before the completion of this offering.

The proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and, other than $80,000 which will be released to us as working capital, will be held in the trust account pending completion of our initial business combination on the terms described in this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the purchase price of the private placement warrants will become part of any liquidating distribution to our public stockholders following our liquidation and dissolution.

The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants

• will be exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees and

• are not subject to redemption by us.

The private placement warrants will not be exercisable at any time when a registration statement is not effective or a prospectus is not available for use by the public warrant holders.

Resource America has agreed, subject to certain exceptions described below, not to transfer or sell any of the private placement warrants until after we have consummated our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

Pursuant to the registration rights agreement, the holders of our private placement warrants and the common stock issuable upon exercise of those warrants will be entitled to registration rights after the consummation of our initial business combination.

Proposed AMEX

symbols for our securities:

Units:

Common stock:

Warrants:

Offering proceeds to be held in trust account:

$246,370,000 of the proceeds from this offering and the sale of the private placement warrants (approximately $9.85 per unit), or $282,557,500 (or approximately $9.83 per unit if the underwriters’ over-allotment option is exercised in full), will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed before the date of this prospectus. Of the proceeds held in the trust account,

$8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions, will be paid to the underwriters upon consummation of our initial business combination. The proceeds held in the trust account will not be released until the earlier of the consummation of our initial business combination on the terms described in this prospectus or our liquidation. There can be released to us from the trust account

• interest income earned on the trust account balance to pay any income taxes on such interest and

•

interest income earned, after taxes payable, on the trust account of up to $3,850,000 to fund our working capital requirements, including, if required, the costs of our liquidation. See “Use of Proceeds.”

All remaining interest earned on the trust account (after taxes payable) will remain in the trust account for our use in consummating our initial business combination and for payment of the deferred underwriting compensation or released to public stockholders upon their exercise of conversion rights or released to public stockholders entitled to receive liquidating distributions upon our liquidation. Unless and until we consummate our initial business combination, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid before our initial business combination only from the $80,000 of net proceeds from this offering not held in the trust account plus interest earned on the trust account of up to $3,850,000, after taxes, as set forth above.

Proceeds from exercise of warrants paid to us:

None of the warrants may be exercised until after the consummation of our initial business combination and, therefore after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if paid in cash, will be paid directly to us upon the exercise of any warrants and not placed in the trust account.

Escrow of founders’ shares and private placement warrants:

Upon completion of this offering, our existing holders will place all of the founders’ shares and private placement warrants into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These securities will not be transferable during the escrow period (as defined below), except for transfers to permitted transferees. Any securities held by these transferees would remain subject to the escrow agreement. The escrow period will last until one year after the date of the completion of an initial business combination or earlier if, after our initial business combination,

• the closing price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or

•   we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

Payments to executive officers and directors and sponsor:

We will not pay compensation, fees or other payments to our executive officers, directors and sponsor or any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

• repayment of a $100,000 interest-free loan made by Resource America to cover expenses relating to this offering;

•   payment to the sponsor of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support from the completion of this offering until the earlier of our consummation of a business combination or our liquidation. We believe that, based on rents and fees for similar services in Philadelphia, Pennsylvania, the fees charged by our sponsor are at least as favorable as we could have obtained from unaffiliated third parties; and

•   reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.

Right of first review agreement:

We will enter into a business opportunity right of first review agreement with Resource America and each of our executive officers who are also officers or directors of Resource America or any of its affiliates which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and Resource America and its affiliates will share business combination opportunities as follows:

• We will have a right of first review with respect to any business combination opportunity presented to Resource America or any of its affiliates or to any of our common officers or directors and that involves an alternative asset manager, other than a manager a majority of whose assets under management consist of equipment leasing, equipment financing or related investments; and

•   Resource America will have a right of first review with respect to any business combination opportunity that is presented to us or to any of our common officers or directors other than those with respect to which we have a right of first review as described in the preceding paragraph.

In accordance with the terms of this business opportunity right of first review agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first review, then Resource America will be free to pursue that opportunity. Similarly, if Resource America elects not to pursue a specific business opportunity as to which it has a right of first review, then we will be free to pursue that opportunity. Resource America’s right of first review may limit the opportunities that are available to us to consummate our initial business combination. The decision by us not to pursue any specific business opportunity with respect to which we have a right of first review will be made by our board of directors, including a majority of our disinterested independent directors.

Conditions to consummating our initial business combination:

Our initial business combination must occur with one or more target businesses or a portion of such business or businesses that have a fair market value of at least 80% of the balance in the trust account, excluding deferred underwriting discounts and commissions of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) and after taxes payable and net of amounts previously disbursed to us for working capital purposes, at the time of such business combination. If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target business, in addition to the fair market value criterion described above, we must be the controlling stockholder of the target company which, for these purposes, we deem to be ownership of at least a majority of the target’s voting equity interests. Pursuant to our amended and restated certificate of incorporation, any choice of a target business must be approved by the unanimous vote of our board of directors, excluding any director that has an interest in the transaction.

The stockholders must approve our initial business combination:

We will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our executive officers, directors and sponsor have agreed to vote all of the shares of common stock owned by them before the completion of this offering in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our sponsor, executive officers and directors have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. As a result, our sponsor, executive officers and directors will not have any conversion rights attributable to their shares if a business combination is approved by a majority of our public stockholders. We will proceed with our initial business combination only if:

• a majority of the shares of common stock voted by the public stockholders is voted in favor of the initial business combination;

• public stockholders owning less than 30% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights as described below; and

•   a majority of our outstanding shares of common stock is voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, as described below.

Conversion rights for stockholders voting to reject our initial business combination:

Public stockholders voting against our initial business combination will be entitled to convert their stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including the amount held in the trust account representing the deferred portion of the underwriters’ discounts and commissions, (initially approximately $9.85 per share, or $9.83 per share if the underwriters’ over-allotment option is exercised in full), and including any interest earned on their pro rata share (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements), if our initial business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing holders will not have any conversion rights with respect to shares of common stock held by them before the completion of this offering or with respect to any of the shares that they may acquire in this offering or in the secondary market. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $73,874,990, assuming conversion of the maximum of up to 7,499,999 of the eligible shares of common stock (or up to approximately $84,783,740 assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 29.99% of the shares sold in this offering could vote against our initial business combination and convert their shares of common stock to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price, or if management refuses to transfer to him some of their shares. By limiting a stockholder’s ability to convert to 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Because stockholders who exercise their conversion rights will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the stockholders who do not convert will bear the financial effect of such payments to both the converting stockholders and the underwriters.

An eligible stockholder may request conversion at any time after we mail the proxy statement to our stockholders and before the vote on the proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s Deposit/Withdrawal At Custodian, or DWAC, system no later than the business day immediately preceding the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their shares (physically or electronically) before the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy materials at least 20 days before the meeting.

Any request for conversion, once made, may be withdrawn at any time before the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers his shares for conversion and subsequently withdraws his request for conversion, he may simply request that the transfer agent return his shares (physically or electronically).

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time our initial business combination is voted upon by the stockholders.

Amended and restated certificate of incorporation:

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended before the consummation of our initial business combination without the affirmative vote of holders of at least 95% of our outstanding shares of common stock, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, which are contained in our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until [                     ] , 2010 [24 months from completion of this offering]. If we have not completed a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our existing holders have agreed to vote all of the shares of stock owned by them in favor of this amendment. We view this provision terminating our corporate life by [                    ], 2010 as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by [                    ], 2010, in accordance with our amended and restated certificate of incorporation, our corporate existence will cease by operation of law and we will promptly distribute to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.85, plus interest (after taxes payable) then held in the trust account for the following reasons:

•   Before liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years before distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. In addition, if we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•   We will seek to have all third parties, including any vendors (which includes entities that provide goods or services to us and providers of any financing, but excludes our independent accountant and the underwriters in this offering), or other entities we engage after this offering, and any prospective target businesses we negotiate with, which we collectively refer to as “vendors,” execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Resource America has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors. However, we cannot assure you that it will be able to satisfy those obligations. Further, Resource America will not be liable for any claimed amounts owed to a third party (including a prospective acquisition target) who executed a waiver, even if such waiver is subsequently found to be invalid and unenforceable, or in respect of any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $80,000 of proceeds of this offering not held in the trust account and the up to $3,850,000 of interest income in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will not be more than $100,000. This amount includes all costs and expenses relating to our liquidation and winding up. We believe that there should be sufficient funds available from the proceeds not held in the trust account, plus interest earned on the trust account available to us as working capital, to fund these expenses, although we cannot assure you that these will be sufficient funds for such purposes. If we do not have sufficient funds available to pay for such expenses, Resource America has agreed to provide us with up to $100,000 to pay for fees and expenses in connection with our liquidation .

For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $9.85 per share, please see the sections entitled “Risk Factors—

Risks Relating to the Company and the Offering—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $9.85 per share,” “—Risks Relating to the Company and the Offering—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation,” and “Proposed Business—Consummating an Initial Business Combination—Liquidation if No Business Combination.”

Audit committee:

Effective upon consummation of this offering, we will establish and will maintain an Audit Committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If the Audit Committee identifies noncompliance, then it must immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management— Committees of the Board of Directors—Audit Committee.”

Determination of offering amount:

We determined the size of this offering based on our estimate of the capital required to consummate a business combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important. In determining the size of this offering, our officers and directors concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan of pursuing an acquisition.

We believe that the amount of equity capital raised in this offering, together with our ability to finance an acquisition using equity or debt in addition to the cash held in the trust account, will give us substantial flexibility in pursuing a business combination with one or more target businesses and structuring our business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses that satisfy the requirements of our business combination.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the business experience of our management team, but also the special risks we face as a blank check company and the risks associated with any industry that our target business is in, including reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others, and negotiate a favorable price, as well as the potential conflicts of interest with Resource America and the control of our company exercised by it by virtue of its equity interests. In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 28 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of December 28, 2007
Balance Sheet Data:	Actual	As Adjusted

		(unaudited)
Working capital	$(56,500)	$237,725,000
Total assets	206,500	246,475,000
Total liabilities	181,500	8,750,000	(1)
Value of common stock which may be converted to cash	—	73,874,990
Total stockholders’ equity	$25,000	$163,850,010

(1)	Represents deferred underwriters’ discounts and commissions held in the trust account ($10,062,500 if the underwriters’ over-allotment option is exercised in full), which is payable to the underwriters upon completion of our initial business combination.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the receipt of $6,000,000 from the sale of the private placement warrants, including the application of the estimated net proceeds. The “as adjusted” working capital and “as adjusted” total assets include $8,750,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include the $246,370,000 that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our initial business combination

•	to any public stockholders who exercise their conversion rights,

•	to the underwriters in the amount of $8,750,000 in payment of its deferred underwriting discounts and commissions (assuming no exercise of the underwriters’ over-allotment option), and

•

to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters.

All such proceeds will be distributed from the trust account only upon the consummation of our initial business combination within the time period described in this prospectus. If we do not consummate a business combination within 24 months after completion of this offering, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, after income taxes on such interest and after amounts previously disbursed to us of up to $3,850,000 from interest income to fund our working capital requirements, will be distributed to our public stockholders as part of a plan of distribution after payment or the provision for payment of all our then outstanding liabilities, subject to our obligations under Delaware law to provide for claims of creditors. Our existing holders have waived their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them before this offering.

We may consummate an initial business combination only if

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination,

•	public stockholders owning less than 30% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights and

•	a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Accordingly, we could still consummate our initial business combination if holders of up to 30% of the shares of common stock (minus one share) sold in this offering, or 7,499,999 shares of common stock (8,624,999 if the underwriters exercise their over-allotment option in full), converted such shares into cash at an initial conversion price of approximately $9.85 per share, or $73,874,990 in the aggregate (approximately $84,783,740 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, after income taxes on such interest and after interest income on the trust account balance previously released to us as described above, as of two business days before the proposed consummation of the initial business combination, divided by the number of shares of common stock included in the units sold in this offering.

R isk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, prospects, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below.

Risks related to our structure as a development stage company

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our initial business combination with one or more operating businesses or a portion of such business or businesses. We will not generate any revenues (other than interest income on the proceeds from this offering and the private placement) until, if at all, after the consummation of our initial business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 28, 2007, we had $125,000 in cash and a working capital deficiency of $(56,500). Further, we have incurred and expect to incur significant costs in connection with this offering and the pursuit of our acquisition plans which will require us to obtain additional capital. We discuss management’s plans to address this need for capital in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate an initial business combination within 24 months after the completion of this offering. If we fail to consummate our initial business combination within the required time frame, our corporate existence will terminate, in accordance with our amended and restated certificate of incorporation, except for purposes of liquidation and winding up. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our initial business combination, we may not be able to find a suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our initial business combination. Neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time, except in connection with the consummation of a business combination or upon the affirmative vote of at least 95% of our outstanding shares of common stock prior to our business combination . If we are forced to liquidate, you will not receive the full amount of your original investment.

If we are required to liquidate without consummating our initial business combination, our public stockholders may receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate our initial business combination within 24 months from the completion of this offering and are required to liquidate our assets, the per share liquidation amount may be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, the anticipated costs associated with seeking our initial business combination and costs associated with our liquidation. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months from the completion of this offering in which to complete a business combination. We have no obligation to return funds to investors before such date unless we consummate our initial business combination before such date and only then to those investors that have both voted against the business combination and requested conversion of their shares before the stockholder vote. Only after the expiration of this 24-month period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because we intend to use the net proceeds of this offering to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC promptly following completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we will have a longer period of time to complete a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison of this offering to those of blank check companies subject to Rule 419.”

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 30% threshold. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders is voted in favor of the business combination and public stockholders owning less than 30% of the shares included in the units being sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding approximately 29.99% of the shares included in the units being sold in this offering may vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for those companies to consummate their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it will be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder, but not our existing holders, the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. A public stockholder must both vote against such business combination and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon a conversion, or we may need to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, and if such financing involves debt, our leverage ratio may not be optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation.

If we are unable to complete our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will, as promptly as practicable thereafter, adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after expiration of our stated term for the purpose of prosecuting and defending suits, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun before the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those claims that we believe could be potentially brought against us within the subsequent 10 years before distributing the funds held in the trust account to stockholders. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from vendors that we engage after the completion of this offering, such as accountants, lawyers, investment bankers, and potential target businesses. We intend to have all vendors execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although we cannot assure you that vendors will execute such agreements. Furthermore, we cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2010, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or as having acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders could be less than approximately $9.85 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from those vendors and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or if our executive officers and directors are unable to find a provider of required services willing to provide the waiver. In any event, our executive officers and directors would perform an analysis of the alternatives available to us and would enter into an agreement with a third party that did not execute a waiver only if they believed that such third party’s engagement would be significantly more beneficial to us than any alternative. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $9.85, plus interest, due to claims of such creditors or other entities. If we do not consummate our initial business combination and must to liquidate, Resource America has agreed to reimburse us for our debts to any vendor, in all cases only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, Resource America will not have any liability for any claimed amounts owed to a third party who executed a waiver, even if such waiver is subsequently found to be invalid and unenforceable, or in respect of any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based on representations made to us by Resource America, we currently believe it is capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked it to reserve for such an eventuality. We cannot assure you that Resource America will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and Resource America asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Resource America to enforce its indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims are permitted against the trust account, the per share liquidation distribution would be less than the initial $9.85 per share held in the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination, we will offer each public stockholder (but not our existing holders or their permitted transferees with respect to any shares of common stock they owned before this offering) the right to have its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Accordingly, if you purchase more than 10% of the shares included in the units being sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold your additional shares or sell them in the open market. We cannot assure you that the value of your additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights before the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the DWAC system at any time up until the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate and you may not be able to convert your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, we will only require stockholders to deliver their shares (physically or electronically) before the vote if, in accordance with the AMEX’s proxy notification recommendations, stockholders receive the proxy soliciting materials at least 20 days before the meeting. However, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if its seeks to convert its shares of common stock into cash in connection with a business combination that the stockholder voted against and that is consummated by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our management is experienced as officers and directors of operating companies. However, if we elect to acquire an asset manager engaged in the alternative asset management industry, we may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company:

•	that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or

•	that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or

•	that is a “special situation investment company,” such as a merchant bank or private equity fund.

For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and to operate the acquired business or businesses for the long term. We do not plan to buy operating businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating businesses for the long term, rather than on buying and selling businesses in the manner of a merchant bank or private equity fund, we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act.

This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either the consummation of our primary business objective, which is a business combination, or absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not provided.

We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders and we presume that investors will make an investment decision relying, at least in part, on these provisions. Although we are contractually obligated not to amend or waive these provisions pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, and these provisions may only be amended with the affirmative vote of at least 95% of our outstanding shares of common stock prior to our business combination, we cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 95% of such shares.

Risks relating to our business combination

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do. Furthermore, over the past several years, a number of other “blank check” companies have been formed. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may have access to and obtain additional financing on more attractive terms. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our initial business combination within the 24-month time period;

•

the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with such business combination may delay or prevent the completion of a transaction;

•

the requirement that we prepare audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination;

•	the existence of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of the initial business combination:

•

could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination and

•

together with our ability to proceed with a business combination if public stockholders owning less than 30% of the shares sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms or at all.

To the extent that our initial business combination entails the contemporaneous combination with more than one operating business or portions of businesses, we may not have financial and other sufficient resources to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous “blank check” companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate our initial business combination.

Based upon publicly available information, as of December 31, 2007, approximately 134 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 58 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 39 companies have consummated a business combination, while 24 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. 7 companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 64 “blank check” companies that we estimate to have raised approximately $10.5 billion that is currently held in trust accounts, and potentially an additional 58 “blank check” companies that have filed registration statements to raise approximately $12.2 billion, will be seeking to enter into business combinations. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 39 “blank check” companies have consummated a business combination, 24 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and 7 companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time periods. If we are unable to find a suitable target operating business within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

The alternative asset management business is intensely competitive which may make it difficult to generate attractive returns from any manager we may acquire, and make it costly and otherwise difficult for us to consummate our initial business combination on favorable terms or at all.

We will be targeting managers of alternative asset portfolios. Alternative asset management portfolios are commonly referred to as hedge funds, private equity funds or real estate funds, among others. Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. If this trend continues, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving targeted returns. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of alternative asset management businesses relative to investments in other investment products could decrease.

To the extent we acquire a business in the alternative asset management sector, we will compete in all aspects of our business with a large number of investment management firms, private equity fund sponsors, hedge fund sponsors and other financial institutions. Additionally, many of these competitors may be attempting to acquire businesses in the alternative asset management sector, which could make it more costly and otherwise difficult for us to consummate our initial business combination on favorable terms or at all. After any such acquisition, a number of factors may serve to increase our competitive risks:

•	investors may develop concerns that we will allow a business to grow to the detriment of its performance;

•

other entities that participate in the alternative asset management sector will have greater capital and may have greater sector expertise than we do, which creates competitive disadvantages with respect to investment opportunities; and

•

there are relatively few barriers to entry impeding new private equity and hedge fund management firms, and the successful efforts of new entrants into the alternative asset management sector, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition.

These and other factors could materially adversely affect any target business and our ability to consummate our initial business combination on favorable terms or at all.

The reputation of the alternative asset management industry could be damaged by regulatory compliance failures, the potential adverse effect of changes in laws and regulations applicable to our business and effects of negative publicity surrounding the hedge fund industry in general.

Potential regulatory action poses a significant risk to the alternative asset management industry, which is subject to extensive regulation in the United States and in other countries. If we acquire a target business in the alternative asset management industry, we may be subject to regulation by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act, and possibly the Investment Advisers Act of 1940, as amended. It is also likely that our investing activities will be subject to regulation by various U.S. state regulators and possibly by other federal regulators, such as the Commodity Futures Trading Commission. To the extent we acquire a target business with international operations, our investment activities will be subject to a variety of regulatory regimes that vary country by country.

Each of the regulatory bodies with jurisdiction over the alternative asset management industry has regulatory powers dealing with many aspects of financial services, including the author to grant, and in specific circumstances to cancel, permissions to carry on particular businesses. A failure to comply with the obligations imposed by the Investment Advisers Act of 1940 on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the 1940 Act, could result in investigations, sanctions and reputational damage among other things. Any asset manager would be involved regularly in trading activities which implicate a broad number of U.S. and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Violation of such laws could result in severe restrictions on our activities and in damage to our reputation.

Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions as well as criminal penalties and civil liability. The regulations to which we may be subject are designed primarily to protect asset management clients and investors in funds and to ensure the integrity of the financial markets. Even if a sanction imposed against us or our personnel by a regulator is for a small monetary amount, the adverse publicity related to such sanction against us by regulators could harm our reputation and impede our ability to raise additional capital to achieve growth or cause investors whose assets we manage to withdraw capital.

As a result of recent highly-publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets, and the regulatory environment surrounding the alternative asset management industry is subject to further regulation. In recent years, there has been debate in both the U.S. and foreign governments about new rules or regulations to be applicable to hedge funds or other alternative investment products. We may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Such changes could place limitations on the type of investor that can invest in alternative asset funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative asset managers. Any such changes could increase our costs of doing business, reduce our profitability or cause losses.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of “carried interest,” and these laws could be changed in a manner that materially impacts the alternative asset management sector.

Some members of the United States Congress are considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., a “carried interest”) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase taxes payable by equity holders of certain alternative asset management businesses and/or materially increase the tax liability of alternative asset management businesses and thus reduce the value of their outstanding equity. If we acquire a business in the alternative asset management sector, any such change in the U.S. federal tax laws may materially impair our profitability by increasing our tax liabilities or by increasing the amount of taxes payable by our stockholders.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that the $80,000 available to us outside of the trust account upon completion of this offering and the up to $3,850,000 of interest earned on funds held in the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months, including expenses incurred in connection with our initial business combination, based upon our executive officers’ estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that we do not consummate. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the amount available to fund our search, to pay our tax obligations and to complete the initial business combination. See “—A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination because we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to complete our initial business combination.” If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our sponsor or third parties. Neither our executive officers or directors nor our sponsor is obligated to provide any additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to liquidate before consummating our initial business combination.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the private placement, there will be 168,750,000 authorized but unissued shares of our common stock available for issuance, after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters’ over-allotment option, and all of the 1,000,0000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

•

significantly dilute the equity interest of investors in this offering and may result in our stockholders owning less than a 50% interest in us or in the entity resulting from the business combination;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•

cause a change in control which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, result in the resignation or removal of our current executive officers and directors, and cause our public stockholders to become minority stockholders of the combined entity; and

•	adversely affect prevailing market prices for our common stock and warrants.

The requirement that we consummate a business combination within 24 months may give potential target businesses leverage over us in negotiating a business combination.

We must liquidate if we do not effect a business combination within 24 months from the completion of this offering. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, the target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not consummate a business combination with that particular target business, we may be unable to consummate a business combination with any target business. This risk will increase as we get closer to the 24 month time limit.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

If we are unable to identify a single operating business with which to consummate our initial business combination, we may seek to combine contemporaneously with multiple operating businesses. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on its fair market value. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, we may not be able to generate attractive returns and could incur losses. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, financial condition, or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the underwriters’ deferred discount and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of an Initial Business Combination.”

We may have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination because we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

Of the net proceeds of this offering, only $80,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe.

While we are entitled to have released to us up to $3,850,000 of the interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate and close our initial business combination. In such event, we may need to borrow funds from third parties to operate or may be forced to liquidate. We have no arrangements for any person to advance funds in such circumstances.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this other jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operation expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because any target business with which we attempt to consummate a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of U.S. federal securities laws, in order for us to seek stockholder approval of a business combination, a proposed target business will be required to have financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles, or U.S. GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States). To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. GAAP, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if our public stockholders holding 30% or more of our common stock vote against our initial business combination even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of the initial business combination. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single operating business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may entirely depend upon the future performance of the initial target business or businesses we acquire.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account, less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes, at the time of such combination. The fair market value will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if one of our executive officers, directors or the sponsor is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used and, as a result of such limitations or applicable law, stockholders may not be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If we do not obtain an opinion or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our business combination, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We may be unable to obtain additional financing, if required, to consummate our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

If the net proceeds of this offering and from the private placement of warrants prove to be insufficient, because of the size of the initial business combination or the use of interest earned on the proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, or at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance a business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues and cash flow after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•

require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who have less debt.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. No one, including our executive officers, directors and sponsor, is required to provide any financing to us in connection with or after the consummation of our initial business combination.

Risks relating to our securities

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Before this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the private placement warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	the industry on which we intend to focus our initial acquisition efforts;

•	our prospects for acquiring an operating business;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate our initial business combination, because we have no operating history or financial results.

Our existing holders paid an aggregate of $25,000, or $0.0035 per share, for the founders’ shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing holders acquired the founders’ shares at a nominal price significantly contributed to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.0% or $3.10 per share, the difference between the pro forma net tangible book value per share of $6.90, and the initial offering price of $10.00 per unit.

Our outstanding warrants may depress the market price of common stock and make it more difficult to consummate our initial business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 25,000,000 shares of common stock. In addition, in connection with the private placement, we will be issuing private placement warrants to Resource America to purchase 6,000,000 shares of common stock. To the extent we issue shares of common stock to consummate our initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants before their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and before their expiration, at a price of $0.01 per warrant, provided that the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day before proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise them on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) of the common stock by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day before the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our existing holders’ exercise of their registration rights may depress the market price of our common stock, and the existence of these rights may make it more difficult to consummate our initial business combination.

Our existing holders are entitled to demand on up to three occasions that we register the resale of their shares of common stock and private placement warrants. Our existing holders also have certain “piggyback” registration rights and the right to registration on Form S-3 to the extent that we are eligible to use Form S-3. If our existing holders exercise their registration rights with respect to all of their shares of common stock (including the shares underlying the private placement warrants), then there will be an additional 12,250,000 shares of common stock eligible for trading in the public market (13,187,500 if the underwriters exercise their over-allotment option in full). This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher number of shares of our common stock as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement and a prospectus available for use relating to the common stock underlying our warrants may deprive our warrants of value and the market for our warrants may be limited.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. The private placement warrants will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available for use by the public warrant holders. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained or be liquid. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

The AMEX may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend that our units, and, after the date of separation, shares of common stock and warrants, which we refer to, collectively, as our securities, will be listed on the AMEX on or promptly after the date of this prospectus. We cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future, before a business combination. Additionally, in connection with our initial business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of specific securities, which are referred to as “covered securities.” Because we expect that our units, and eventually our common stock and warrants, will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Certain warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

A stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our initial business combination.

Before the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining stockholder will lose the ability to receive a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements), which would be available to a stockholder that both votes against our initial business combination and exercises its conversion rights.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our charter provides that our board of directors is divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected each year. As a result, at any annual meeting, only a minority of the board of directors will be considered for election. Because our “staggered board” would prevent our stockholders from replacing a majority of our board of directors at any annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Further, under our amended and restated certificate of incorporation and by-laws, our directors may be removed only for cause. In addition, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks related to our officers, directors and our sponsor

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Some of our executive officers and directors may continue to be involved in our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

If we acquire a target business in an all-cash transaction, it would be more likely that our current executive officers and directors would remain with us, if they choose to do so. If our initial business combination were structured as a merger in which the owners of the target business were to control us following a business combination, it may be less likely that our current management would remain with us because control would rest with the owners of the target business and not our current management, unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could impair our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees before the consummation of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire an operating business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our initial business combination through a blank check company or a company with a structure similar to ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or sponsor which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and sponsor’s involvement with other companies and our intent to consummate our initial business combination in the alternative asset management industry, we may decide to acquire one or more businesses affiliated with our executive officers, directors or sponsor. Some of our executive officers and directors, identified below, are affiliated with Resource America, which may compete with us for combination with target businesses. Our executive officers, directors and sponsor are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would consider such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Consummating an Initial Business Combination—Selection of a Target and Structuring of Our Initial Business Combination.” Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our sponsor, or our current executive officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Our officers, directors, sponsor and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

We have not adopted a policy that expressly prohibits our directors, officers, sponsor or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions such as strategic partnerships or joint ventures in which we are involved, and may also compete with us. However, we have adopted a policy that, before the consummation of a business combination, none of our existing officers or directors or our sponsor, or any entity with which they are affiliated, will be paid, either by us or a target company, any finder’s fee, consulting fee or other compensation for any services they render in order to effectuate the consummation of a business combination, other than the reimbursement, subject to approval of our board of directors, of out-of-pocket expenses and the monthly fee of $7,500 payable to Resource America.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account or which we can withdraw from interest earned on funds in the trust account, unless we consummate an initial business combination. The amount of available proceeds is based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and consummate our initial business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of our initial business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

Our independent directors may decide not to enforce Resource America’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Resource America has agreed to reimburse us for our debts to any vendor only to the extent necessary to ensure that such claims do not reduce the proceeds in the trust account and to the extent that such vendors have not waived claims against the trust account. If the proceeds in the trust account are reduced and Resource America asserts that it is unable to satisfy its obligations or that it does not have indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Resource America to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against Resource America to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of Resource America, the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidation distribution will be less than the initial $9.85 per share held in the trust account.

Our executive officers, directors and sponsor may purchase additional shares of our common stock in the open market, which may give them greater influence over the approval of our initial business combination.

If our executive officers, directors and sponsor acquire additional shares of our common stock after this offering, they have agreed to vote such shares in favor of our initial business combination. Thus, additional purchases of shares of our common stock by our executive officers, directors and sponsor would allow them to exert additional influence over the approval of our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our initial business combination would be approved. In addition, if our executive officers, directors and sponsor acquire additional shares of our common stock, then our public stockholders (other than our executive officers, directors and sponsor with respect to shares of our common stock they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 30% conversion rate, which is required in order to approve our initial business combination.

The ability of our executive officers, directors and sponsor to acquire our common stock in the open market, vote such acquired shares in favor of our initial business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate an initial business combination that otherwise would not have been approved, but for our insiders’ purchases of shares of our common stock in the open market. Because the existing holders purchased their securities at a lower average cost than our other public stockholders, they may profit from a business combination that would be unprofitable for our other public stockholders.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and interest properly withdrawn from the trust fund, they would not be reimbursed by us unless we consummate our initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case.

Our existing holders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing holders will beneficially own approximately 20% of our issued and outstanding shares of common stock, assuming no exercise of any warrants they hold and no purchase by them of units in this offering. This percentage will increase upon exercise of any warrants they hold. In addition, there is no restriction on the ability of our executive officers, directors and sponsor to purchase units or shares of our common stock or warrants either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our executive officers, directors and sponsor would increase. Any common stock acquired by our executive officers, directors and sponsor in this offering or in the secondary market will be considered part of the holdings of public stockholders. Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors before the consummation of our initial business combination, in which case, all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their substantial beneficial ownership through their direct holdings and through Messrs. Edward E. Cohen and Jonathan Z. Cohen’s positions with Resource America, Resource America and Messrs. Edward E. Cohen and

Jonathan Z. Cohen may exert considerable influence on actions requiring stockholder vote, including the election of executive officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers and similar transactions and approval of the initial business combination. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following our initial business combination.

Cautionary note regarding forward-looking statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue, “ “could, “ “estimate, “ “expect, “ “intend, “ “may, “ “might, “ “plan, “ “possible, “ “potential, “ “predict, “ “project, “ “should, “ “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a business combination with one or more target businesses;

•	expectations regarding competition for business combination opportunities;

•	pool of prospective targets;

•	beliefs regarding the types of businesses that we can purchase;

•

executive officers and directors allocating their time to other businesses and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	expectations regarding the involvement of our executive officers following a business combination;

•

belief that upon completion of the private placement warrants and this offering, we will have sufficient funds to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time;

•	potential ability to obtain additional financing to complete our initial business combination;

•

estimate regarding the operating expenses of our business before and after the consummation of our initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•

expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the AMEX;

•	financial performance following this offering; and

•

intention to make liquidating distributions to our stockholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months after the completion of this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We estimate that the net proceeds of this offering and the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option

Gross Proceeds
Offering	$250,000,000	$287,500,000
Private placement warrants	6,000,000	6,000,000

Total Gross Proceeds	256,000,000	293,500,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds of the offering)(2)	17,500,000	20,125,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	11,299	11,299
FINRA filing fee	29,250	29,250
AMEX listing fee	70,000	70,000
Miscellaneous expenses	139,451	139,451

Total offering expenses	18,300,000	20,925,000

Net proceeds after offering expenses	237,700,000	272,575,000
Net offering proceeds not held in the trust account	80,000	80,000

Net proceeds held in the trust account for our benefit	237,620,000	272,495,000
Deferred underwriting discounts held in the trust account	8,750,000	10,062,500

Total amount in the trust account	$246,370,000	$282,557,500

Percentage of the gross proceeds of this offering and the private placement units held in the trust account	98.55%	98.28%

Use of net proceeds not held in the trust account and amounts available from interest income earned after tax on the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination		$1,400,000
Due diligence and investigation of prospective target business(3)		1,400,000
Legal and accounting fees relating to SEC reporting obligations		150,000
Administrative fees relating to office space and administrative services ($7,500 per month for 2 years)		180,000
Working capital to cover potential deposits, down payments, director and officer insurance, corporate franchise taxes, exclusivity fees, finder’s fees, or similar fees or compensation, reserves, costs and expenses associated with our liquidation, and other miscellaneous expenses not yet identified(4)		800,000

Total		$3,930,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from Resource America as described below. This loan will be repaid out of the proceeds of this offering.

(2)	Includes underwriting discounts and commissions equal to 3.5% of the gross proceeds from the sale of the units to the public stockholders, or $8,750,000 ($10,062,500 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. If we consummate our initial business combination, this money will be paid to the underwriters as deferred discounts and commissions. See the section entitled “Underwriting—Discounts and Commissions.”

(3)	These expenses include any reimbursements to be made to our executive officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business combination, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our executive officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).

(4)	The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above and costs and expenses associated with our liquidation.

After non-deferred expenses of this offering and the private placement, $246,370,000 (or $282,557,500 if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and use of interest income earned, after taxes payable, on the trust account of up to $3,850,000 to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation. We expect to use the proceeds held in the trust account to acquire one or more operating businesses or a portion of such business or businesses. Interest earned on the trust account (after taxes payable) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon our liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after our initial business combination. While it is difficult to determine what the specific operating expenses of our business after consummation of our initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and amounts of interest properly withdrawn from the trust account. If we consummate our initial business combination, $8,750,000 ($10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and compensation, as set forth in this prospectus.

Net proceeds of this offering and from the sale of the private placement warrants in the amount of $80,000 will not be held in the trust account and may be used to fund our operations during the next 24 months, as described below.

We expect to use approximately $1,400,000 for legal, accounting and other expenses attendant to the structuring and negotiation of our initial business combination, $1,400,000 for expenses related to due diligence and investigation of prospective target businesses, and $150,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our executive officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and amounts of interest properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we consummate a business combination.

We have agreed to pay Resource America a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in Philadelphia, Pennsylvania, the fees charged by Resource America are at least as favorable as we could have obtained from unaffiliated third parties.

We intend to use the excess working capital (approximately $800,000) for other expenses incurred in structuring and negotiating our initial business combination and, if necessary, to cover the costs and expenses associated with our liquidation and winding-up (which we estimate will be no more than $100,000). For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable target businesses, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the amounts available to us for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available amounts, we would not be able to pay such fees or compensation unless we consummate our initial business combination. In addition, any excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon completion of this offering and the private placement of the private placement warrants, we will have sufficient available funds to operate at least for the next 24 months, assuming that our initial business combination is not consummated during that time. The amount of available proceeds is based on our executive officers’ and directors’ estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete our initial business combination. We anticipate that, even at an interest rate of 3.0% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $3,850,000 of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team or our sponsor, but none of the members of our management team nor our sponsor is under any obligation to advance funds to, or invest in, us. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be required to liquidate before consummating our initial business combination.

To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $3,850,000 that may be disbursed to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate our initial business combination. Since the role of our officers and directors after our initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us before the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

Resource America has loaned $100,000 to us for the payment of offering expenses. The loan is interest free and will be paid upon the completion of this offering out of the gross offering proceeds.

The net proceeds of this offering and from the sale of the private placement warrants that are not immediately required for the purposes set forth above will be held in the trust account and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, or securities issued by the United States so that we are not deemed to be an investment company under the 1940 Act.

Other than (i) the repayment of the $100,000 loan described above and (ii) the administrative services arrangement for services rendered to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or sponsor or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of our current executive officers and directors after our initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to our current officers and directors after our initial business combination.

A public stockholder will be entitled to receive funds from the trust account, including interest earned on their pro rata portion of the funds in the trust account (after taxes payable and after release of up to $3,850,000 of interest income, after tax, to fund working capital requirements, including the costs of our liquidation), only in the event of our liquidation upon our failure to consummate our initial business combination or if a public stockholder were to seek to convert shares into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dividend policy

We have not paid any dividends on our common stock to date. Before consummating our initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest accrued on funds in the trust account that are required to be maintained therein until consummation of our initial business combination or our liquidation, except as set forth in the next sentence. There can be released to us from the trust account interest income earned on the trust account balance to pay any income taxes on such interest and interest income earned, after taxes payable, on the trust account of up to $3,850,000 to fund our working capital requirements, including, in such an event, the costs of our liquidation. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, after our initial business combination, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition and will be within the discretion of our then board of directors.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

As of December 28, 2007, our net tangible book value was a deficiency of $56,500, or approximately $(0.01) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and the sale of the private placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 7,499,999 shares of common stock which may be converted into cash) as of December 28, 2007 would have been $163,850,010 or approximately $6.89 per share, representing an immediate increase in net tangible book value of approximately $6.90 per share to our sponsor and an immediate decrease in net tangible book value of approximately $3.11 per share or approximately 31.1% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value before this offering and sale of the private placement warrants	$(0.01)
Increase attributable to new investors in this offering and sale of the private placement warrants	6.90

Pro forma net tangible book value after this offering and sale of the private placement warrants		$6.89

Dilution to new investors not exercising their conversion rights		$3.11

For purposes of presentation, our pro forma net tangible book value after this offering and the sale of the private placement warrants has been reduced by $73,874,990 because, if we consummate our initial business combination, the conversion rights of our public stockholders may result in the conversion into cash of up to 30% of the aggregate number of the shares sold in this offering (minus one share), at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discounts and commissions) calculated as of two business days before the consummation of the proposed business combination, inclusive of any interest income (after taxes payable on such interest income and after release of up to $3,850,000 of interest income, after tax, to fund working capital) divided by the number of shares of common stock sold in this offering and the shares of common stock underlying the private placement units. In addition, our pro forma net tangible book value after this offering and the sale of the private placement warrants has been reduced by $8,750,000, representing the deferred underwriters’ discounts and commissions payable upon consummation of our initial business combination.

The pro forma net tangible book value per share after this offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the private placement warrants	$(56,500)
Offering costs incurred in advance and excluded from net tangible book value	81,500
Net proceeds from this offering and the sale of the private placement warrants (including deferred underwriting costs)	237,700,000
Less: Proceeds held in the trust account subject to conversion to cash	(73,874,990)

Total net tangible book value after this offering and the sale of the private placement warrants(1)	$163,850,010

Denominator:
Shares of common stock outstanding before this offering and the sale of the private placement warrants(3)	6,250,000
Shares of common stock included in the units offered in this offering	25,000,000
Less: Shares subject to conversion(2)	(7,499,999)

Total shares of common stock	23,750,001

(1)	Assumes payment of the $8,750,000 of deferred underwriting discounts and commissions held in trust which will be distributed to the underwriters upon closing of our initial business combination.

(2)	This table assumes the conversion of the maximum 7,499,999 shares to cash in connection with our initial business combination.

(3)	Assumes the over-allotment option has not been exercised and an aggregate of 937,500 shares of common stock held by our initial shareholders have been redeemed by the Company.

The following table sets forth information with respect to our existing holders and the public stockholders:

	Shares purchased		Total consideration		Average price per share
	Number	Percentage	Amount	Percentage

Existing holders	6,250,000	20.00%	$25,000	0.01%	$0.004
Public stockholders	25,000,000	80.00%	250,000,000	99.99%	$10.000

Total	31,250,000	100.00%	$250,025,000	100.00%	$8.000

Capitalization

The following table sets forth our capitalization on:

•	an actual basis at December 28, 2007; and

•

a pro forma as adjusted basis to give effect to the units sold in this offering and the sale of the private placement warrants, and the application of the estimated net proceeds derived from the sale of such securities.

	As of December 28, 2007
	Actual	As adjusted

	(unaudited)
Notes payable(1)	$100,000	$—
Common stock, $0.0001 par value, 0 and 7,499,999 shares which are subject to possible conversion at conversion value(2)	—	73,874,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 7,187,500 shares issued and outstanding; 23,750,001 shares issued and outstanding (excluding 7,499,999 shares subject to possible redemption), as adjusted(3)	719	2,375
Additional paid-in capital	24,281	163,847,635
Income accumulated during the development stage	—	—
Total stockholders’ equity	25,000	163,850,010
Total capitalization	125,000	237,725,000

(1)	A promissory note was issued in the amount of $100,000 to Resource America. The note is non-interest bearing and is payable on the earlier of the completion of this offering or December 27, 2008.

(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 7,499,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ discounts and commissions), inclusive of any interest thereon (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements), as of two business days before the proposed consummation of a business combination, divided by the number of shares sold in this offering.

(3)	Assumes that the underwriters’ over-allotment option is not exercised.

Management’s discussion and analysis of financial condition and results of operations

Overview

We were formed on December 13, 2007 as a blank check company for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our sponsor’s right of first review. We do not have any specific business combination under current consideration and we have not, nor has anyone on our behalf, contacted prospective target businesses or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

•	may significantly dilute the equity interest of investors in this offering;

•

will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•

hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

As indicated in the accompanying financial statements, at December 28, 2007, we have $125,000 in cash and a working capital deficiency of $(56,500). Further, we have incurred and expect to continue to incur significant costs. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of operations and known trends or future events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to organizational activities and those necessary to prepare for this offering, and the private placement of the private placement warrants that will occur immediately before the closing of this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Resource America, and expect to incur increased expenses as a result of being a public company, for legal, financial reporting, accounting and auditing compliance, as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and capital resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ shares, and a loan of $100,000 that are more fully described below. We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants will be $256,000,000 (or $293,500,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of approximately $17,500,000 (or $20,125,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full), $246,370,000 (or $282,557,500 if the underwriter’s over allotment is exercised in full) will be held in the trust account and $80,000 will not be held in the trust account and will be used by us as working capital. If we consummate our initial business combination, we will use $8,750,000 (or $10,062,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions. We expect to use the remaining net proceeds of this offering and the proceeds from the sale of the private placement securities in the trust account, after the payment of deferred underwriters’ discounts and commissions, to acquire one or more operating businesses or a portion of such business or businesses. However, we may not use all of the proceeds in the trust account in connection with our initial business combination, either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $80,000 of the proceeds not held in the trust account and interest earned on the trust account of up to $3,850,000, after tax, to fund our working capital requirements pending a business combination, including identifying and evaluating prospective target businesses, selecting one or more operating businesses or a portion of such business or businesses, and structuring, negotiating and consummating the initial business combination. We believe that, upon the completion of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. We anticipate that, even at an interest rate of 3.0% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $80,000 held outside the trust, to fund our working capital requirements. Given the limited amount of time it will take to generate $3,850,000 of interest on the trust account, we anticipate receiving such interest income shortly after we incur working capital expenses. Over this time period, we anticipate making the following expenditures:

•	approximately $1,400,000 of expenses for legal and accounting fees relating to the structuring and negotiating of our initial business combination;

•	approximately $1,400,000 of expenses and fees relating to the due diligence investigation of potential target businesses;

•	approximately $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $180,000 of expenses in fees relating to our office space and certain general and administrative expenses payable to Resource America, representing $7,500 per month for up to 24 months beginning upon the completion of this offering; and

•

approximately $800,000 for general working capital that will be used for other expenses, including costs and expenses associated with our liquidation and winding up (which we estimate will be no more than $100,000), if necessary, and reserves.

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our executive officers, our directors, our existing holders or third parties.

Our initial business combination must be with one of more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such acquisition. We intend to focus on potential target businesses whose fair market value is approximately $191,000,000. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. Such debt securities may include a long term debt facility, a high-yield notes offering or mezzanine debt financing, and depending upon the business of the target company, inventory, receivable or other secured asset-based financing. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of a business combination that was approved in connection with the stockholder approval of the business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval was required by applicable securities laws or the rules of the AMEX or other similar body.

Related party transactions

Resource America has agreed to purchase from us, in a private placement that will occur immediately before the closing of this offering, an aggregate of 6,000,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $6,000,000. The purchase price of the private placement warrants approximates the fair value of such warrants. The aggregate proceeds from the sale of the private placement warrants will be added to proceeds from this offering (excluding $80,000 released to us as working capital) to be held in the trust account pending completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the sale of private placement warrants will become part of the liquidating distribution to be made on a pro rata basis to our public stockholders.

The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the private placement warrants

•	will be exercisable by payment of cash or on a cashless basis so long as they are held by the original purchaser or its permitted transferees and

•	are not subject to redemption by us.

Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis. The private placement warrants will not be exercisable at any time when a registration statement is not effective or a prospectus is not available for use by the public warrant holders. Resource America has agreed that the private placement warrants will not be sold or transferred until after we have consummated our initial business combination; provided, however, that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer & Trust Company.

We will agree to provide holders of the founders’ shares and the private placement warrants (including the shares of common stock underlying the private placement warrants), with registration rights pursuant a registration rights agreement to be entered into on or before the date of this prospectus.

Resource America has made us an interest-free loan of $100,000 for the payment of offering expenses. The loan will be repaid upon the completion of this offering out of the proceeds of this offering. Please see “Certain Relationships and Related Transactions” for further information concerning this loan.

We are obligated, commencing on the date of this prospectus, to pay Resource America a monthly fee of $7,500 for office space and general administrative services.

Controls and procedures

We have determined that our system of internal controls is appropriate for our business as of the date of this prospectus, due to the number and nature of the transactions included in our financial statements.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our system of internal control. We expect that we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.

We expect to reassess our controls following this offering, and, if necessary, implement additional controls in order that our internal control system can continue to be effective for the period prior to a business combination.

Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we continue to maintain an effective system of internal controls. Our control structure after the acquisition of a target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and qualitative disclosures about market risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance sheet arrangements; commitments and contractual obligations; quarterly results

As of December 28, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we were newly organized as of December 13, 2007 and have conducted no operations to date.

Proposed business

Introduction

We are a newly organized blank check company formed under the laws of the State of Delaware for the purpose of acquiring one or more operating businesses, or a portion of such business or businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with one or more operating businesses, which we refer to as the initial business combination. We intend to focus initially on operating businesses in the alternative asset management industry, but we may pursue opportunities in other industries, subject to our sponsor’s right of first review. We do not have any specific merger, capital stock exchange, asset acquisition, or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. To date our efforts have been limited to organizational activities and activities related to this offering.

We will have until                     , 2010 [24 months from the completion of this offering] to consummate a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. Our business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the balance held in trust (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of the business combination. If we issue our common stock as part of the consideration in a business combination, it is possible that the stockholders of our company immediately before our business combination will not hold a majority of the voting equity interests of the surviving company after giving effect to the business combination. We may need to raise additional capital through either equity or debt issuances to fund the full acquisition price of our business combination.

Business strategy

We will initially focus our search for an initial business combination on operating businesses in the alternative asset management industry. The alternative asset management industry encompasses companies that undertake the management of portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within predefined risk parameters. Among the areas that we intend to focus on initially are businesses that operate and manage private equity funds and/or hedge funds. However, our search will not be limited to a particular industry or geographic location.

We believe we can benefit from the experience and expertise of the members of our management team in investing capital in and managing operating companies with successful enterprises and business platforms, and that their skills in investing, financial structuring, risk underwriting, due diligence and implementing financial controls will be valuable in our efforts to consummate our initial business combination.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

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Experienced management team.    We will concentrate on target businesses with an experienced management team that has created an effective business culture and utilized best business practices in areas such as investing capital, risk analysis and credit underwriting. We intend to focus particularly on asset managers who, as a result of their proprietary trading and management activities, have valuable insights and access to information about the United States and global economics and capital markets.

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An established business with a proven operating track record.    We will seek established businesses with records of strong financial performance and sound operating results, or businesses which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

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Strong industry position.    We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

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Ability for us to add value.    We will seek target businesses where our management team has identified opportunities to improve performance through the implementation of operational, growth and management strategies that augment the target company’s existing capabilities.

These factors are not intended to be exhaustive. Any evaluation of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our executive officers and directors. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, discussions with industry participants, inspection of facilities, as well as review of financial and other information.

Overview of the alternative asset management industry

Background

The asset management industry is a multi-trillion dollar business, based on assets under management, focused on the management of investments on behalf of investors in exchange for a contracted fee. The asset management industry can be broadly divided into two categories: traditional asset management and alternative asset management.

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Traditional asset management, in general, involves managing portfolios of actively traded equity, fixed income and/or derivative securities. The investment objectives of such portfolios may include total return, capital appreciation, current income and/or replicating the performance of a specific index. Such portfolios may include investment companies registered under the 1940 Act (e.g., mutual funds, closed-end funds or exchange-traded funds) or separate accounts managed on behalf of individuals or institutions. Managers of such portfolios are compensated, in general, on a monthly or quarterly basis, at a contracted fee based on the assets under management, generally without regard to performance of the investments held in the portfolio. Managers of such portfolios, in the United States, are typically registered with the SEC under the Investment Advisers Act of 1940.

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Alternative asset management, in general, involves managing portfolios using a variety of investment strategies where the common element is the manager’s goal of delivering investment performance on an absolute return basis within predefined risk parameters. These investment returns tend to have a lower correlation to the performance of the broader market than do traditional asset management strategies. Alternative asset management portfolios may be held through funds organized as limited partnerships, or other business forms, separate accounts managed on behalf of individuals or institutions, or investment companies registered under the 1940 Act (e.g., business development companies). Alternative asset management businesses are typically exempt from registration with regulatory authorities. Such businesses in the United States may or may not be registered with the SEC under the Investment Advisers Act of 1940, depending upon factors such as the registration status of such portfolios under the 1940 Act, the number of clients of the adviser and the amount of assets under the adviser’s management.

Alternative asset management portfolios are commonly referred to as private equity funds, hedge funds or real estate funds, among others. Fee arrangements typically include a significant performance fee component. Investor expectations are often framed in terms of absolute returns, rather than returns which are measured in relation to benchmark indices.

Private equity funds

Private equity funds generally refer to portfolios of non-actively traded common equity, preferred stock or mezzanine or distressed debt securities of private companies, but such funds may include investments in the equity or debt securities of public companies. Private equity funds also may include investments that constitute either control or minority positions in private companies or investments in an array of real estate securities or assets, including those made through special purpose funds that have risk-return characteristics similar to those of other private equity investments and venture capital investments. Private equity fund managers often seek to exploit opportunities in the market when other investors do not recognize the value of a certain company or security. These investments may include significant changes to a company’s capital structure through the use of borrowed capital, a strategy referred to as a “leveraged buyout.” In some cases, private equity funds engage in the acquisition and delisting of public companies.

Private equity funds are typically structured as unregistered limited partnership or limited liability company funds that obtain commitments from qualified investors to provide a specified amount of equity capital for investment on their behalf. These funds are often ten year fixed-vehicles with provisions to extend if appropriate. Investors’ capital is typically called by the fund as investments are made over the first three to six years of the fund’s term. Investors’ capital is typically returned through distributions when those investments are subsequently liquidated. Liquidation typically occurs within five to eight years. Typical private equity fund investors are high net worth individuals and institutions. Private equity fund managers typically earn fees based on various combinations of the following: (i) management fees on committed or contributed capital, (ii) all or a portion of transaction and monitoring fees as capital is invested and (iii) fees based on the net profits of the fund, often subject to a preferred return for investors and contingent repayment based on actual realized performance of the fund at the time of liquidation of the fund. Private equity fund managers typically commit a portion of their own capital to the funds they manage. Private equity fund managers may be subject to registration as investment advisers under the federal securities law.

Hedge funds

Hedge funds generally refer to privately-held and unregistered investment vehicles managed with the primary aim of delivering positive risk-adjusted returns under all market conditions. Hedge funds typically differ from traditional asset vehicles such as mutual funds either by the strategies they employ or the asset classes in which they invest. Asset classes in which hedge funds may invest include liquid and illiquid securities, derivative instruments, pools of loans or other financial assets, asset-backed securities and a variety of other non-traditional assets such as distressed securities. Strategies employed by hedge funds include asset-based lending, equity long-short convertible arbitrage, equity market neutral, fixed income arbitrage, merger arbitrage, and global macro and other quantitative and non-quantitative strategies. These strategies can employ methods including use of leverage, short positions, hedging, swaps and arbitrage derivatives. Historically, many hedge fund strategies have provided investors with attractive risk-adjusted returns and reduced statistical correlation (in comparison to traditional asset management) with the performance of equity or bond markets.

Hedge funds are typically structured as limited partnerships or limited liability companies. Hedge fund managers may be subject to registration as investment advisors under the federal securities law. Hedge fund managers typically earn (i) management fees based on the net asset value of the fund and (ii) incentive fees based on the performance of the fund that they manage, typically the net realized and unrealized gains in the portfolio. There are, however, some limitations to these fees. Some hedge funds set a “hurdle rate,” under which the fund manager does not earn an incentive fee until the fund’s performance exceeds a benchmark rate. Another feature common to hedge funds is the “high water mark,” which serves to encourage fund managers to recoup losses. Under a high water mark arrangement, a fund manager does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. Hedge fund managers typically commit a portion of their own capital in the funds they manage. Investors can invest and withdraw funds periodically in accordance with the terms of the funds, which may include initial lock-up periods and limitations on withdrawals. Typical hedge fund investors are high net worth individuals and institutions.

Real estate funds

Real estate funds generally refer to portfolios of actively or non-actively traded equity, fixed income, preferred stock or loan securities of real estate companies, mortgage backed securities, or direct investments in real estate properties or loans. In general, real estate funds are return-oriented portfolios that provide income and/or the potential for long-term capital appreciation. A real estate fund may be structured as a limited partnership or limited liability company, similar to a private equity fund, or as a real estate investment trust, or REIT. Typical real estate fund investors are high net worth individuals and institutions but may include retail investors under some structures such as a REIT. Real estate fund managers typically earn fees as follows: (i) management fees paid as a percentage of average assets under management in a fund and (ii) performance or incentive fees paid as a percentage of a fund’s earnings performance in excess of established preferred returns.

Increased sector scrutiny

The institutionalization of the alternative asset management industry is pressuring alternative asset managers to develop more robust infrastructures, as large institutional investors require greater transparency and robust risk management systems. In addition, as the investor base and assets under management of alternative asset managers continues to expand, there is increased regulatory attention to the sector. In particular, in 2004, the SEC adopted a new rule that had the effect of requiring certain hedge fund managers to register with the SEC as registered investment advisers. Although this rule has been overturned by a U.S. court, the SEC continues to consider the scope of regulation of the hedge fund industry and it has proposed rules that would raise the financial qualification needed by investors to invest in most private equity and hedge funds and that would expand the anti-fraud prohibition of the Investment Advisers Act of 1940 which are applicable to all investment advisers, whether registered or not.

Competitive advantages

We believe that we have the following competitive advantages over other entities with business objectives similar to ours:

Our relationship with Resource America

Our sponsor is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors. Its common stock trades on the Nasdaq National Market, or the Nasdaq, under the symbol “REXI.”

Experienced executive management team

We believe that the skills and experience of our management team will be crucial to identifying a potential target business and consummating a successful business combination. Our executive officers and directors have, on average, over 24 years of professional experience. Our management team includes:

Edward E. Cohen—Chairman, 68.    Edward E. Cohen is chairman of Resource America and served as chief executive officer from 1988 to 2004 and president from 2000 to 2003. Mr. Cohen has also served as chairman of the board of Resource Capital Corp. (NYSE: RSO) (a real estate investment trust managed by Resource America) since its formation in 2005; chairman and chief executive officer of Atlas Energy Resources, LLC (NYSE: ATN) (an independent developer and producer of natural gas and oil) and Atlas Energy Management, LLC (the manager of Atlas Energy Resources) since their formation in 2006; chairman of the managing board of Atlas Pipeline Partners GP, LLC (a wholly-owned subsidiary of Atlas Pipeline Holdings, L.P. (NYSE: AHD) that is the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), a natural gas pipeline company) since its formation in 1999; chairman, chief executive officer and president of Atlas America, Inc. (NASDAQ: ATLS) (an energy company formerly owned by Resource America) since its formation in 2000 and chairman and chief executive officer of Atlas Pipeline Holdings GP, LLC (a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Holdings) since its formation in 2006. Mr. Cohen also has served as chairman of the board of Brandywine Construction & Management, Inc. (a property management company) since 1994.

Jonathan Z. Cohen—President and Chief Executive Officer, 37.    Jonathan Z. Cohen has been a member of Resource America’s board of directors since 2002 and has served as its president since 2003 and as its chief executive officer since 2004. Mr. Cohen has served as the chief executive officer, president and a director of Resource Capital Corp. since its formation in 2005; as vice chairman of Atlas Energy Resources and Atlas Energy Management since their formation in 2006; vice chairman of the managing board of Atlas Pipeline Partners GP since its formation in 1999; vice chairman and a director of Atlas America since its formation in 2000; and vice chairman of Atlas Pipeline Holdings since its formation in 2006. Mr. Cohen was a trustee of RAIT Financial Trust (formerly known as RAIT Investment Trust) (NYSE: RAS) (a real estate investment trust) from 1997 until 2006 and vice chairman of RAIT from 2003 until 2006.

Steven J. Kessler—Executive Vice-President and Chief Financial Officer, 64.    Steven J. Kessler has served as Resource America’s executive vice president since 2005 and as chief financial officer since 1997, and served as its senior vice president from 1997 to 2005. Mr. Kessler has been senior vice president – finance of Resource Capital Corp. since 2005. Mr. Kessler served as vice president-finance and acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997 and, from 1983 to 1993, he served as chief financial officer and ultimately as chief operating officer and chief financial officer for Strouse Greenberg & Co. (a regional full service real estate company). Previously, Mr. Kessler served as a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants, and has served as a trustee of GMH Communities Trust (a publicly-traded specialty housing real estate investment trust) since 2004.

Thomas C. Elliott—Senior Vice-President, 34.    Thomas C. Elliott has served as senior vice president—finance and operations of Resource America since 2006, and as its senior vice president—finance from 2005 to 2006 and vice president—finance from 2001 to 2005. Mr. Elliott has served as chief financial officer of Resource Financial Fund Management, Inc. since 2004 and as chief financial officer, chief accounting officer and treasurer of Resource Capital Corp. from 2005 to 2006 and as its senior vice president—finance and operations since 2006. From 1997 to 2001, Mr. Elliott held various financial positions at Fidelity Leasing, Inc. (a former subsidiary of Resource America), including manager of financial planning, director of asset securitization and treasurer.

Jeffrey D. Blomstrom—Senior Vice-President, 39.    Jeffrey D. Blomstrom has served as president and managing director of Resource Financial Fund Management, Inc. since 2003. Previously, Mr. Blomstrom worked in investment banking and was an associate at Covington & Burling (a law firm) from 1999 to 2000, where he focused on mergers and acquisitions and corporate governance.

Jeffrey F. Brotman—Executive Vice-President and Secretary, 44.    Jeffrey F. Brotman has served as an executive vice president of Resource America since June 2007. Mr. Brotman served as the president and managing member of the law firm, Ledgewood, P.C., Philadelphia, Pennsylvania from 1992 until March 2006 and was of counsel until June 2007, during which period Ledgewood was Resource America’s principal outside counsel. Mr. Brotman is also a certified public accountant and has been an Adjunct Professor at the University of Pennsylvania Law School since 1990. Mr. Brotman has served as chairman of TRM Corporation (a consumer services company) since September 2006 and served as its interim president and chief executive officer from March 2006 through June 2007.

Intense focus on due diligence that seeks to identify key value drivers and significant risks

Our management team will employ an exhaustive operations-centric due diligence process that has been developed throughout its many years of management and investing experience. For example, this experience has given our management team insight and knowledge on such key issues as valuations, appropriate capital structures, strategic vision and capabilities of an acquisition target’s management team. As a result, we believe that this provides us with analytical advantages and insights as we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as contingent liabilities, pension matters and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations and corporate finance will enable us to avoid potential risks that other investors may not identify.

The due diligence process will begin with an initial evaluation of the target company’s business, management, risks and potential opportunities. After we reach an internal consensus to proceed, the review process will include extensive meetings with several levels of management, a detailed analysis of historical and projected financial statements and strategic plans, visits to key facilities and interviews with customers, suppliers and competitors. As the due diligence process proceeds, our management team will identify a prioritized set of operational, financial and strategic improvements that will form the basis for an action plan, that, when implemented, will create improved and sustained growth and profit enhancements.

We believe this due diligence methodology will not only help us to identify key value drivers and potential growth opportunities, but will also enable us to avoid potential risks that other investors may not identify.

Prudent transaction structuring

Another distinguishing feature that we believe provides a competitive advantage is the manner in which we approach transaction structuring. Our goal is to structure a transaction that addresses a target company’s strategic and operating objectives while at the same time creating an attractive risk-return proposition for our company and its shareholders. When we identify potential investment opportunities, we will work closely with the target’s management to understand its objectives. We will then seek to design a transaction structure that balances the achievement of these objectives with the need to minimize risks associated with the potential transaction as well as implement the operational and other initiatives identified in our action plan. We will consider a variety of factors, including capital structure, valuation, contractual rights, regulatory issues, management alignment and incentive compensation structures, to accomplish these objectives. We believe our management team’s extensive mergers and acquisitions, legal, tax and accounting experience will help enable us to structure a successful business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With funds available initially in the amount of approximately $237,620,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we believe we could consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure debt or equity financing apart from this offering and there can be no assurance debt or equity financing will be available to us.

Consummating an initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the net proceeds after expenses of this offering and the private placement warrants, our capital stock, debt, or a combination of these as the consideration to be paid in our initial business combination. While substantially all of the net proceeds after expenses of this offering are allocated to consummate our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate our initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the initial business combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with an operating business that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate our initial business combination with an operating business that is financially unstable or in the development stage. We may seek to consummate our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Before consummation of our initial business combination, we will seek to have all vendors execute agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any third party. In the event that a vendor were to refuse to execute such a waiver, we will execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or a situation in which our executive officers and directors are unable to find a provider of required services willing to provide the waiver. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. Resource America has agreed to reimburse us for our debts to any vendor only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts or obligations actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. However, Resource America will not have any personal liability for any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or in respect of any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. The warrant agreement under which Resource America has agreed to purchase warrants in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

None of our executive officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding our initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate our initial business combination.

Subject to the requirement that our initial business combination must be with an operating business, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any specific industry or target business with which we may ultimately consummate our initial business combination. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement with, or consummate our initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the business combination.

Sources of targets

We may identify a target business through our executive officers’ and directors’ current and previous business contacts or through our public relations and marketing efforts. Our executive officers and directors have long standing business relationships in their respective fields. Our executive officers and directors have on average, over 24 years of professional experience. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

In addition to leveraging the experience and relationships of our executive officers and directors, we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

Our executive officers and directors are not required to commit a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our executive officers, directors or existing holders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our initial business combination. In addition, none of our executive officers, directors or existing holders will receive any finder’s fee, consulting fees, or any similar fees from any person or entity prior to or in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target and structuring of an initial business combination

Subject to the requirement that our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate a business combination in which we become the controlling stockholder of the target which, for these purposes, we deem to be ownership of at least a majority of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

We have not established any other specific attributes, criteria (financial or otherwise) or guidelines for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	results of operations and potential for increased profitability and growth;

•	brand recognition and potential;

•	size, secular growth rate, and strategic fundamentals of the target company’s industry;

•	competitive dynamics including barriers to entry, future competitive threats and the target company’s competitive position;

•	product positioning and life cycle;

•	development of detailed projections, quantification of sensitivity of drivers of growth and profit enhancement;

•	attractiveness of the target company’s cash flow generation capability and return on capital employed;

•	reasonableness of the valuation with a particular focus on the multiple of free cash flow;

•	exit prospects;

•	quality and depth of the management team as it relates to current company operations, as well as the envisioned company in the future;

•	existing distribution arrangements and the potential for expansion;

•	proprietary aspects of services or products and the extent of intellectual property or other protection for products or formulas;

•	regulatory environment of the industry;

•	costs associated with effecting the business combination; and

•	industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates.

These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination. We will not pay any finders or consulting fees to our existing holders, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair market value of target business or businesses

Our initial business combination must be with one or more operating businesses, or a portion of such business or businesses, that we acquire, having a fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such business combination. As a result, we expect that an initial public offering of $250,000,000 plus the proceeds from the private placement warrants will enable us to consummate our initial business combination with an operating business with a fair market value of approximately $191,000,000. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. If we choose to acquire all or part of a target business through a share for share exchange or to finance a portion of the initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then current trading price for shares of our common stock, resulting in dilution of the equity interest of our then current public stockholders. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise. If we acquire less than a 100% interest in a target business, the fair market value of the interest that we acquire must satisfy the 80% criterion described above.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target business or businesses and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing holders is affiliated with the target business. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or one of our executive officers, directors or existing holders is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the FINRA with respect to the fair market value of the target business. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business has sufficient fair market value to meet the threshold criterion and none of our executive officers, directors and existing holders is affiliated with that target business. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

Lack of business diversification

Our initial business combination must be with one or more target businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such acquisition. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold. Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors—Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single service or product or a limited number of services or products.

If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination. See “Risk Factors—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited ability to assess the target’s management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Although we expect that our current executive officers and directors will remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they chose to do so. If a business combination were structured as a merger in which the owners of the target business were to control us following our initial business combination, it may be less likely that our current executive officers and directors would remain with us because control would rest with the owners of the target business and not our current executive officers and directors unless otherwise negotiated as part of the transaction in the acquisition agreement, through employment agreements or other arrangements. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder approval of our initial business combination

Before the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. Pursuant to our bylaws, holders of a majority of our issued and outstanding shares of common stock who are entitled to vote, or a quorum, must vote on our initial business combination. Abstentions are not considered to be voting “for” or “against” a transaction and will have no effect on the outcome of the vote to approve our initial business combination. The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days before the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days before the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our bylaws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any stockholders meeting. We will conduct any vote on our initial business combination, whether by a stockholder meeting or written consent, in accordance with the SEC’s proxy rules and the requirements of our amended and restated certificate of incorporation and bylaws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our amended and restated certificate of incorporation, we will not consummate a business combination if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. See “—Conversion Rights.” If we do not consummate a proposed initial business combination for either such reason, we may continue to seek other target businesses with which to consummate an initial business combination that meets the criteria set forth in this prospectus until the expiration of 24 months from completion of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy soliciting materials conforming to the SEC’s proxy disclosure requirements which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on or reconciled to U.S. GAAP.

In connection with the vote required for any business combination, our executive officers, directors and existing holders have agreed to vote their shares in the same manner as the majority of the shares of common stock are voted by our public stockholders. They have also agreed that they will not be eligible to exercise conversion rights with respect to those shares. In addition, our executive officers, directors and our sponsor have agreed that they will vote any shares they purchase in the open market in or after this offering in favor of our initial business combination. As a result, an officer, director or our sponsor who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination,

•	public stockholders owning less than 30% of the shares sold in this offering vote against the proposed business combination and exercise their conversion rights and

•	our stockholders approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Voting against the initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

After the consummation of our initial business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest income (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements), as of two business days before the consummation of the initial business combination, divided by the number of shares of common stock sold in this offering. The initial per share conversion price would be approximately $9.85 before interest (or $9.83 per share if the underwriters’ over-allotment option is exercised in full), or $0.15 less than the per-unit offering price of $10.00 ($0.17 less if the underwriters’ over-allotment option is exercised in full).

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price, or if management refuses to transfer to him some of their shares. By limiting a stockholder’s ability to convert to 10% of the shares included in the units being sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction that is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

An eligible stockholder may request conversion at any time after we mail the proxy statement to our stockholders and before the vote taken on the proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert his shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC system no later than the business day immediately proceeding the vote on the business combination. The proxy materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery before the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the company would not have any control over the process and the conversion right, which stockholders were aware they needed to exercise before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination.

The proxy materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their shares (physically or electronically) before the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy materials at least 20 days before the meeting.

If a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. If a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process. The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the initial business combination but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our initial business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on holders of less than 30% of the public shares exercising their conversion rights.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the completion of this offering. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to in the aggregate one share less than 30% of our shares issued in this offering voting against our initial business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to complete a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

The initial conversion price will be approximately $9.85 per share (or $9.83 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2010. This provision may not be amended except in connection with the consummation of our initial business combination or the affirmative vote of at least 95% of our stockholders prior to a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, together with the payment of any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life by                     , 2010 as an obligation to our stockholders, and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete our initial business combination within 24 months after the completion of this offering, as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun before the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and potential target businesses. We will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than $9.85 (or $9.83 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after [                     ], 2010 and anticipate it will take no more than 10 business days to effectuate such liquidation. Our existing holders have waived their rights to participate in any liquidation distribution with respect to their initial shares of common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account. If we do not have sufficient funds to pay for such expenses remaining out of the $80,000 of proceeds held outside of the trust account and from the up to $3,850,000 in interest income on the balance of the trust account that will be released to us to fund working capital requirements, Resource America has agreed to provide us with up to $100,000 to pay for fees and expenses to complete our liquidation and has agreed not to seek repayment of such expenses.

If we were unable to consummate our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest income, if any (and after taxes payable on such interest income and release of up to $3,850,000 of interest income, after tax, available to us to fund working capital requirements), earned on the trust account, the per share liquidation price would be approximately $9.85, plus interest, or approximately $0.15 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which will be prior to the claims of our public stockholders. We will seek to obtain agreements from vendors waiving their rights or claims to the trust account. However, there is no guarantee that vendors or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account which could have higher priority than the claims of our public stockholders. Resource America has agreed that if we liquidate before the consummation of our initial business combination, it will reimburse the trust account for our debts to any vendor for services rendered, products sold or financing provided to us, to a potential target business or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account available for payment to our stockholders in the event of a liquidation. However, Resource America will not be liable for any claimed amounts owed to a third party (including a prospective acquisition target) who executed a waiver, even if such waiver is subsequently found to be invalid and unenforceable, or in respect of any claims under our indemnity of the underwriters of this offering against certain liabilities. We currently believe that Resource America is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we cannot assure you that Resource America will be able to satisfy those obligations, but we have not asked it to reserve for such an eventuality. The indemnification obligations may be substantially higher than Resource America currently foresees or expects and/or its financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account. In the event that the proceeds in the trust account are reduced and Resource America asserts that it is unable to satisfy its obligations or that it does not have indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against Resource America to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against Resource America to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.85.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

We expect that our total costs and expenses associated with the implementing and completing our liquidation and winding up will be no more than $100,000. We believe that there should be sufficient funds available from interest income, after tax, earned on the trust account available to us as working capital to fund such expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2010, [twenty four months from the completion of this offering] this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

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upon consummation of this offering, a specified amount of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with or following (i) our business combination or thereafter, (ii) the payment to holders exercising their conversion rights, (iii) the payment of taxes in respect of the trust account, (iv) the up to $3,850,000 of income earned that may be disbursed to us for working capital purposes or (v) our dissolution and liquidation and to the extent of $100,000 of income earned to pay our expenses of liquidation and dissolution, if necessary;

•

we will submit any proposed business combination to our stockholders for approval prior to consummating our business combination, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law;

•

if our business combination is approved, our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus (subject to the limitation on conversion rights of stockholders or “groups” holding more than 10% of the shares included in the units being sold in this offering);

•

we will consummate a business combination only if it has a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of our business combination;

•

we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to the consummation of a transaction that satisfies the conditions of our business combination;

•	we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting,

(ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 30% of our outstanding shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights; and

•

if we do not consummate our business combination within 24 months after the completion of our offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will provide that the above-referenced requirements and restrictions may only be amended prior to consummation of our business combination with the affirmative vote of at least 95% of our outstanding shares of common stock. In light of the 95% vote required for amendments to these provisions, we do not anticipate any changes to such requirements and restrictions prior to the consummation of our business combination, if any.

Competition

In identifying, evaluating, and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing our initial business combination with a target business. In addition:

•

the requirement that we obtain stockholder approval of our initial business combination and that audited and perhaps interim-unaudited financial information be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination;

•	our outstanding warrants, the private placement warrants and the dilution they potentially represent may not be viewed favorably by certain target businesses; and

•

the requirement to acquire assets or an operating business, or a portion of such business or businesses, that has a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112. The cost for this space is included in the $7,500 per month fee to Resource America. Resource America will charge us for general and administrative services commencing on the effective date of this offering pursuant to a services agreement. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of the consummation of our initial business combination or our liquidation. We believe that based on rents and fees for similar services in the Philadelphia, Pennsylvania area, that the fee which will be charged by Resource America is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have five executive officers. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with Resource America, and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any full time employees before the consummation of our initial business combination.

Periodic reporting and financial information

We have registered our securities under the Securities Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on U.S. GAAP or reconcilable to U.S. GAAP for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our initial business combination.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our executive officers or directors.

Comparison of this offering to those of blank check companies subject to rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering

Escrow of offering proceeds	$246,370,000 of the net proceeds from this offering and the private placement will be deposited in a trust account maintained by American Stock Transfer & Trust Company acting as trustee. These proceeds consist of $231,620,000 from the net proceeds of the offering, $6,000,000 of proceeds from the sale of the private placement warrants and $8,750,000 attributable to the underwriters’ deferred discount.	$209,250,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investments of net proceeds	The $231,620,000 of net proceeds from this offering as well as the $6,000,000 proceeds from the sale of the private placement warrants and $8,750,000 in deferred underwriting discounts held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in a money market fund meeting conditions under Rule 2a-7 promulgated under the 1940 Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of our offering	Terms under a Rule 419 offering

Stockholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements, including the costs of our liquidation, if required) will be held in the trust account for use in consummating our initial business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, must be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser would receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

Limitation on fair value or net assets of target business	The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of our offering	Terms under a Rule 419 offering

equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above and taxes payable and net of amounts previously disbursed to us for working capital purposes) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.

Trading of securities issued

The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the proceeds of this offering, including proceeds from exercise of the over- allotment option if any

No trading of the units or the underlying common stock and warrants would be permitted until the consummation of our initial business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of our offering	Terms under a Rule 419 offering

portion of such option has then been exercised. We will file this Form 8-K upon the completion of this offering. If any portion of the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the common stock and warrants before the fifth business day following the earlier to occur of (1) the expiration or termination of the underwriters’ over-allotment option and (2) its exercise in full, and we will issue a press release announcing when such separate trading will begin.

Exercise of the warrants	The warrants, including the private placement warrants, cannot be exercised until the later of the consummation of our initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect and a prospectus relating to such underlying shares available for use) and, accordingly, will	The warrants could be exercised before the consummation of our initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of our offering	Terms under a Rule 419 offering

only be exercised after the trust account has been terminated and distributed.

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after amounts disbursed to us of up to $3,850,000 from interest income to fund working capital requirements). However, a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. A quorum of our stockholders must vote on the initial business combination. Abstentions are	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of our offering	Terms under a Rule 419 offering

not considered to be voting “for” or “against” a transaction and will have no effect on the outcome of the vote to approve our initial business combination. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 24 months have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination. If at the end of such 24-month period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable on such interest income, and after release of up to $3,850,000 of interest income, after tax, to fund working capital requirements).

Initial business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to	If our initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of our offering	Terms under a Rule 419 offering

allow for our perpetual existence following such business combination.

If we are unable to complete a business combination within 24 months of the completion of this offering, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, after income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds held in the trust account	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $3,850,000 on the balance in the trust account released to us to fund our working capital requirements (after payment of taxes on such interest), the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time. If our initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Management

Directors and executive officers

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position

Edward E. Cohen	68	Chairman of the Board

Jonathan Z. Cohen	37	President, Chief Executive Officer and Director

Steven J. Kessler	64	Executive Vice President and Chief Financial Officer

Thomas C. Elliott	34	Senior Vice President

Jeffrey D. Blomstrom	39	Senior Vice President

Jeffrey F. Brotman	44	Executive Vice President and Secretary

For a description of our executive officers’ and directors’ business experience and current and past directorships, see “Proposed Business—Overview of the Alternative Asset Management Industry—Experienced Executive Management Team.”

Number and terms of directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of              will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of              and              will expire at the second annual meeting. The term of office of the third class of directors, consisting of              and             , will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director independence

The AMEX listing standards require that a majority of our board of directors be independent. Our board of directors has determined that             ,              and             , are “independent directors” as defined in the AMEX listing standards and Rule 10A-3 of the Securities Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present. The independent directors’ approval will be required for any affiliated party transaction.

Committees of the board of directors

Audit committee

Effective upon consummation of this offering, we will establish an Audit Committee which will report to the board of directors. Messrs.      ,      and      will serve as members of our Audit Committee. Under the AMEX listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Because we expect to list our securities on the AMEX in connection with our initial public offering, we have one year to have our Audit Committee be comprised solely of independent members. When we have identified one additional independent director, as we intend to do, he or she will serve on the Audit Committee, and      will resign from the committee. Our board of directors has determined that Messrs.    ,      and     meet the independence and experience requirements under AMEX and applicable SEC rules.

            , serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that     qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee is responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our existing holders, officers or directors and their respective affiliates, other than a payment of an aggregate of $7,500 per month to Resource America for office space and administrative services. Any payments made to members of our Audit Committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation committee

Our board of directors has a Compensation Committee that reports to the board of directors.             and             , each of whom our board of directors has deteremined meets the independence requirements of AMEX and applicable SEC rules, serve as members of our Compensation Committee.             serves as the Chairman of the Compensation Committee. The functions of our Compensation Committee include:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	subsequent to our consummation of a business combination, reviewing and approving the compensation of our officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing officer and director indemnification and insurance matters; and

•	following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and nominating committee

On completion of this offering, our governance and nominating committee will consist of each of             ,              and             , each of whom our board of directors has determined meets the independence requirements of AMEX and applicable SEC rules. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our amended and restated certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Executive officer and director compensation

Other than the $7,500 per month administrative fee paid to Resource America, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

In addition, our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Code of ethics

We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Form 8-K.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•

Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among their various business activities, including those related to Resource America and its affiliates.

•

In the course of their business activities for Resource America and some of its affiliates, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as to Resource America or such affiliates. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we will enter into a business opportunity right of first review agreement with Resource America and some of our executive officers, the terms of which are discussed further below.

•

Since Resource America owns shares of our common stock and warrants which will be released from transfer restrictions only if we successfully complete a business combination, and our common officers and directors own stock of Resource America and are compensated by Resource America in their capacities as directors and officers of Resource America, our common officers and directors may have a conflict in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Resource America may influence the motivation of our common officers and directors in identifying and selecting a target acquisition and timely completing a business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•

Approximately $6,015,000 of Resource America’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the founders’ shares and the private placement warrants purchased by Resource America. These amounts are in addition to

•

a maximum of $100,000 in fees and expenses for our dissolution which Resource America has agreed to pay if we do not have sufficient funds remaining out of the $80,000 of proceeds held outside of the trust account and from the up to $3,850,000 in interest income on funds in the trust account that will be released to us to fund working capital requirements, and

•	claims made against the trust account by creditors who have not executed waivers of claims.

•

Our existing holders will collectively own approximately 20% of our common stock immediately following this offering, excluding shares that they may purchase in this offering, and Resource America’s significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination.

We will enter into a business opportunity right of first review agreement with Resource America and some of our executive officers which provides that from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we and Resource America and its affiliates will share business combination opportunities as follows:

•

We will have a right of first review with respect to any business combination opportunity presented to Resource America or any of its affiliates or to any of our common officers and directors that involves an alternative asset manager, other than a manager the majority of whose assets under management consist of equipment lease, equipment finance or related investments; and

•

Resource America will have a right of first offer with respect to any business combination opportunity that is presented to us or any of our common officers or directors other than those described in the preceding paragraph.

In accordance with the terms of this business opportunity right of first review agreement, if we elect not to pursue a specific business opportunity as to which we have a right of first review, then Resource America will be free to pursue that opportunity. Similarly, if Resource America elects not to pursue a specific business opportunity as to which it has a right of first review, then we will be free to pursue that opportunity. Resource America’s right of first review may limit the opportunities that are available to us to consummate our initial business combination.

The decision by us not to pursue any specific business opportunity with respect to which we have a right of first review will be made by our board of directors, including a majority of our disinterested independent directors. Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Resource America, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a majority vote of our disinterested independent directors or the members of our board who do not have an interest in the transaction and who are not affiliated with Resource America.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to their founders’ shares. Our existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our executive officers, directors and holders of founders’ shares have agreed to vote all of the shares of common stock owned by them immediately before the completion of this offering either for or against our initial business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and holders of founders’ shares also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, our existing holders will not have any conversion rights with respect to those shares acquired in or following completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against our initial business combination that is ultimately approved and consummated.

Resource America made us an interest-free loan of $100,000 for the payment of offering expenses. The loan will be repaid upon the completion of this offering out of the proceeds of this offering.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than the repayment of the $100,000 interest-free loan described above, the payment of $7,500 per month to Resource America in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or in connection with our initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans will require prior approval in each instance by a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with Resource America, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Limitation on liability and indemnification of directors and officers

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified officers and directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Principal stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and assuming no purchase of units in this offering by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Before Offering(2)		After Offering(2)(3)
Name and address of beneficial owners(1)	Number of shares before offering and private placement	Percentage of outstanding common stock	Number of shares	Percentage of outstanding common stock

Directors
Edward E. Cohen	373,750	5.2%	325,000	1.0%
Jonathan Z. Cohen	862,500	12.0%	750,000	2.4%

Non-Director Executive Officers
Jeffrey F. Brotman	316,250	4.4%	275,000	0.9%
Steven J. Kessler	57,500	0.8%	50,000	0.2%
Thomas C. Elliott	143,750	2.0%	125,000	0.4%
Jeffrey D. Blomstrom	316,250	4.4%	275,000	0.9%
All directors and officers as a group (6 persons)	2,070,000	28.8%	1,800,000	5.8%

Other Owners of More than 5% of Outstanding Shares
Resource America, Inc.	4,312,500	60.0%	3,750,000	12.0%

(1)	The business address of each person named in this table is One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112.

(2)	Does not give effect to the exercise of the 6,000,000 private placement warrants to be purchased by our sponsor, Resource America, immediately before the completion of this offering.

(3)	Assumes no exercise of the underwriters’ over-allotment option and our repurchase of 937,500 shares of founders’ stock from our existing holders.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial unitholders’ ownership at a percentage of the number of units sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

In addition, in connection with any vote required for our initial business combination, our executive officers, directors and existing holders have agreed to vote all of their founders’ shares either for or against a business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence.

Our executive officers, directors and existing holders have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of JPMorgan, until or in connection with the consummation of our initial business combination. Additionally, our executive officers, directors and existing holders have agreed not to enter into any agreement to sell or transfer any of their common stock held before the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of its private placement warrants, until after the consummation of our initial business combination. This consent may be given at any time without public notice. However, if (i) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (ii) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Certain relationships and related transactions

On December 28, 2007, we issued 7,187,500 shares of common stock to our sponsor and several of our officers for $25,000 in cash. This includes an aggregate of 937,500 shares of common stock we may redeem for a price of $0.0035 per share to the extent that the underwriters’ over-allotment option is not exercised in full so that the existing holders will collectively own 20% of our issued and outstanding shares immediately following this offering, assuming they do not purchase units in this offering. If the underwriters determine the size of the offering should be increased or decreased, a share dividend or a contribution back to share capital, as applicable, would be effectuated in order to maintain our existing holders’ ownership at a percentage of the number of shares sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

If the underwriters do not exercise all or a portion of their over-allotment option, the Company may redeem up to an aggregate of 937,500 shares of common stock held by the existing holders in proportion to the portion of the over-allotment option that was not exercised. If such shares are redeemed, we would record the aggregate fair value of the shares redeemed and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock redeemed and the price paid to us for such redeemed shares (which would be an aggregate total of approximately $3,261 for all 937,500 shares of common stock). Upon receipt, such redeemed shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

On January 4, 2008, we entered into an agreement with Resource America pursuant to which it will purchase an aggregate of 6,000,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $6,000,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately before completion of this offering.

Holders of founders’ shares will be entitled to make up to three demands that we register founders’ shares, the private placement warrants purchased by Resource America and the common stock for the warrants may be exercised pursuant to an agreement to be signed prior to or on the date of this prospectus. These holders can elect to exercise these registration rights at any time beginning three months before the date on which the transfer restriction period applicable to such shares expires. In addition, these holders have certain “piggy-back” registration rights with respect to these securities on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Resource America has advanced to us $100,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of December 27, 2008 or the consummation of this offering. We intend to repay the loan from the proceeds of this offering not being placed in trust.

Resource America has agreed, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, to make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Resource America $7,500 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of salary. We believe, based on rents and fees for similar services in the Philadelphia area, that the fee charged by Resource America is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $7,500 per month administrative fee paid to Resource America and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms as a whole believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans will require prior approval in each instance by our audit committee, which will have access, at our expense, to our attorneys or independent legal counsel. If a transaction with an affiliated third party were found to be on terms as a whole less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Description of securities

General

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 7,187,500 shares of common stock are outstanding. See “—Founders’ Shares,” below. Except for the units offering by this prospectus and the private placement warrants, the underwriting agreement prohibits us, before our initial business combination, from issuing common stock, preferred stock, warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of (i) the expiration or termination of the underwriters’ over-allotment option and (ii) its exercise in full, unless JPMorgan informs us of the underwriters’ decision that an earlier date is acceptable. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the proceeds of this offering. We expect to file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised before the filing of the Current Report on Form 8-K. Following the date the common stock and the warrants are eligible to trade separately, the units will continue to be listed for trading and any stockholder may elect to trade the common stock and the warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any stockholder of our common stock and warrants may elect to combine them and to trade them as a unit. Stockholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our executive officers, directors and existing holders have agreed to vote all of their founders’ shares either for or against our initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and Resource America also have agreed that if they acquire shares of common stock in or following the completion of this offering, they will vote all such acquired shares in favor of our initial business combination. However, with respect to any other items that come before our stockholders, our executive officers, directors and Resource America will vote all of their shares in any manner they determine, in their sole discretion.

We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, public stockholders owning less than 30% of the shares sold in this offering both vote against the proposed initial business combination and exercise their conversion rights as discussed above and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate before our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and after any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that:

•	they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and

•

the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after income taxes payable on such interest.

Our executive officers and directors and Resource America, have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our initial business combination with respect to shares of common stock acquired by them before this offering. However, they will participate in any liquidating distributions with respect to any other shares of common stock acquired by any of them in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing holders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Founders’ shares

In December 2007, Resource America and several of our officers purchased 7,187,500 shares of common stock for an aggregate purchase price of $25,000. This includes an aggregate of 937,500 shares of common stock that we may redeem for a price of $0.0035 per share to the extent that the underwriters’ over-allotment option is not exercised in full so that our existing holders will own 20% of our issued and outstanding shares immediately following this offering (assuming they do not purchase units in this offering). The founders’ shares are identical to the shares included in the units being sold in this offering, except that:

•	the founders’ shares are subject to the transfer restrictions described below;

•	our existing holders have agreed to vote the founders’ shares in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination and the vote for a proposal to amend our amended and restated memorandum and articles of association to provide for our perpetual existence in connection with a vote to approve our initial business combination; and as a result, will not be able to exercise conversion rights with respect to the founders’ shares; and

•	our existing holders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination.

Each of our existing holders who is an employee of our sponsor has agreed to resell his founders’ shares to our sponsor at the original purchase price of $0.0035 per share in the event that his employment with our sponsor terminates for any reason.

Our executive officers and directors and Resource America have agreed not to sell or otherwise transfer any of the founders’ shares other than to permitted transferees (as defined below) until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination,

•	the closing price of our shares of common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or

•

we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Permitted transferees means:

•	our officers or directors or any affiliates or family members of any of our officers or directors;

•

a member of the existing holder’s immediate family or a trust, the beneficiary of which is a member of existing holder’s immediate family, an affiliate of the sponsor or to a charitable organization, who in each case receives such founders’ shares as a gift;

•	any person who receives such founders’ shares by virtue of the laws or descent and distribution upon death of the existing holder; or

•	any person who receives such founders’ shares pursuant to a qualified domestic relations order;

provided, however, that any permitted transferee must enter into a written agreement agreeing to be bound by these transfer restrictions and to vote in accordance with the majority of the shares of common stock voted by our public stockholders in connection with our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination and in the case of the shares of common stock subject to redemption, agree to the redemption of such shares of common stock to the extent that the underwriters’ over-allotment option is not exercised in full. For so long as the sponsor’s shares are subject to such transfer restrictions they will be held in an escrow account maintained by American Stock Transfer & Trust Company. Permitted transferees also will be entitled to registration rights under the registration rights agreement we have entered into with respect to the founders’ shares, the private placement warrants and the common stock issuable upon exercise of those warrants.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could dilute the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, before our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time, unless we earlier redeem the warrants, commencing on the later of:

•	the consummation of the initial business combination; or

•	, 2009 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York time, on                     , 2013 [five years from the date of this prospectus] or earlier upon redemption. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice to each warrant holder; and

•

if, and only if, the last sale price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and remains effective and a prospectus is available for use to and including the redemption date.

We have established this last criterion to:

•	permit share redemption only after the then-prevailing common share price is substantially above the warrant exercise price and

•

ensure a sufficient differential between the then-prevailing common share price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his warrants before the scheduled redemption date. We cannot assure you that the price of the common stock will exceed either the $14.25 per share trigger price or the warrant exercise price of $7.50 per share of common stock after we call the warrants for redemption. Our right to redeem the outstanding warrants includes the private placement warrants.

If we call the warrants for redemption, we will have the right to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. If we exercise this right, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. “Fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day before the date on which the notice of redemption is sent to the holders of warrants. For example, if the fair market value of the common stock were $14.25, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 shares x ($14.25-$7.50))/$14.25 = 48 shares. We will not issue fractional shares upon exercise of the warrants. If a warrant holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number of shares.

Warrants included in the units sold in this offering will not be exercisable on a cashless basis unless in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis. If our management chooses to require holders to exercise their warrants on a cashless basis, an exercising holder will receive fewer shares of common stock upon exercise than he would have received if he has exercised his warrant for cash.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain an effective registration statement and a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units sold in this offering will not be exercisable on a cashless basis unless, in connection with a call for redemption of the warrants, we require all holders who wish to exercise their warrants to exercise them on a cashless basis. The private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available for the public warrant holders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private placement warrants

The warrants issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that the private placement warrants will be exercisable by payment of cash or on a cashless basis so long as they are held by our sponsor or its permitted transferees and are not subject to redemption by us.

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. “Fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day before the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. The private placement warrants will not be exercisable at any time when a registration statement is not effective or a prospectus is not available for use.

Our sponsor has agreed, subject to certain exceptions, not to sell or otherwise transfer the private placement warrants until after consummation of our initial business combination. However, our sponsor will be permitted to transfer these warrants to its permitted transferees. We describe the permitted transferees in “—Founders’ Shares,” above. For so long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by American Stock Transfer and Trust Company.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay any dividends before the consummation of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain anti-takeover provisions of Delaware law and our amended and restated certificate of incorporation and bylaws

Section 203 of the Delaware general corporation law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors

Our amended and restated certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Removal of directors

Under our amended and restated certificate of incorporation and bylaws, directors may only be removed for cause.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chairman, chief executive officer or secretary or at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, before the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day before the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation on liability and indemnification of directors and officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares eligible for future sale

Immediately after the completion of this offering, we will have 31,250,000 shares of common stock outstanding (assuming that the over-allotment has not been exercised and an aggregate of 937,500 initial shares included in the initial units have been redeemed by us), 35,937,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering (28,750,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares (7,187,500 shares if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of these shares will be eligible for sale under Rule 144 before                     , 2009 [one year from the date of this prospectus]. In addition, except in limited circumstances, the private placement warrants, including the common stock issuable upon exercise of those warrants will not be transferable until after the consummation of our initial business combination and the founders’ shares will not be transferable until one year following the consummation of our initial business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (359,375 shares if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to be one of our affiliates at the time of, or at any time during the three months preceding, a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on rule 144 sales

The SEC has taken the position that a promoter or affiliate of a blank check company and any of its transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired before the completion of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

Holders of founders’ shares and the private placement warrants will be entitled to make up to three demands that we register the founders’ shares, the 6,000,000 private placement warrants and the shares for which they are exercisable, pursuant to an agreement to be signed before the date of this prospectus. These holders may elect to exercise their registration rights at any time beginning on the date three months before the expiration of the applicable transfer restrictions. The restricted transfer period for the shares expires on the date that is one year after the consummation of the initial business combination, and the restricted transfer period for the private placement warrants expires on the consummation of our initial business combination. The holders will also have “piggy-back” registration rights subject to the same limitations with respect to the applicable transfer restriction period. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

We have applied to have our units listed on the AMEX under the symbol “                    “ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “                    “ and “                    ,“ respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(b) and (c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

U.S. Federal income tax considerations

The following is a general discussion of material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants by holders who acquire units upon their initial issuance pursuant to this offering. This discussion assumes that holders will hold the securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular investor in light of the investor’s specific investment or tax circumstances and does not address any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences of the acquisition, ownership or disposition of the securities issued pursuant to this offering. This summary is based upon current provisions of the Internal Revenue Code, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the Internal Revenue Service, or the IRS, will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

The U.S. federal income tax treatment of a holder may vary depending upon such holder’s particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who have elected mark-to-market accounting, insurance companies, broker-dealers, expatriates and persons holding the units, common stock or warrants as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE UNITS, COMMON STOCK AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES.

As used herein, the term “U.S. Holder” means a beneficial owner of units, common stock or warrants that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source;

•

a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust; or

•	one of certain trusts in existence on August 20, 1996, and treated as a United States person before such date, that elects to continue to be treated as a United States person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of units, common stock or warrants that is, for U.S. federal income tax purposes, a non-resident alien or a corporation, estate or trust that is not a U.S. Holder.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

General

There is no authority addressing the U.S. federal income tax treatment of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation is not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

Tax consequences of an investment in our common stock

Dividends and distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will be subject to tax at the maximum U.S. federal income tax rate applicable to capital gains for taxable years beginning on or before December 31, 2010, after which the U.S. federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination)—Conversion Rights,” may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete and deliver to us IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Internal Revenue Code and is eligible for the benefits of the applicable income tax treaty, or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. These forms must be periodically updated. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, are subject to U.S. federal income tax on a net basis at generally applicable U.S. federal income tax rates and are not subject to the U.S. federal income withholding tax, provided that the Non-U.S. Holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends (or dividends attributable to a permanent establishment) received by a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder eligible for a reduced rate of U.S. federal income withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. Holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business—Consummating an Initial Business Combination—Conversion Rights,” may prevent a U.S. Holder from satisfying the applicable holding period requirement. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the U.S. Holder’s adjusted tax basis in the share of common stock. A U.S. Holder’s adjusted tax basis in the common stock generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to a maximum U.S. federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder acquires, or has entered into a contract or option to acquire, substantially identical stock or securities.

Any gain realized by a Non-U.S. Holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to U.S. federal income tax unless: (1) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (3) we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the period that the Non-U.S. Holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the five year period ending on the date of disposition. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, Non-U.S. Holders of warrants are urged to consult their tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a Non-U.S. Holder described in clause (1) and (3) of the preceding paragraph will be subject to tax at generally applicable U.S. federal income tax rates. Any gains of a corporate Non-U.S. Holder described in clause (1) of the preceding paragraph may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual Non-U.S. Holder described in clause (2) of such paragraph (which may be offset by U.S. source capital losses) will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States. The gross proceeds from transactions that generate gains described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the Non-U.S. Holder as a credit against the Non-U.S. Holder’s U.S. federal income tax liability.

We do not believe that we currently are a “U.S. real property holding corporation.” We may, however, become a “U.S. real property holding corporation” for U.S. federal income tax purposes upon effecting a business combination. A corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of common stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Internal Revenue Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Internal Revenue Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by such holder. A holder may constructively own stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a holder will not recognize gain or loss for U.S. federal income tax purposes. The holder will have a tax basis in our common stock received upon exercise equal to the holder’s tax basis in the warrant (generally the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) plus the exercise price of the warrant (i.e., initially, $7.50 per share of our common stock). The holding period for our common stock received upon exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the holder held the warrant.

The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a holder’s tax basis in our common stock received upon exercise would equal the holder’s aggregate tax basis in the warrants surrendered. If the cashless exercise were not treated as a gain recognition event, the holder’s holding period in our common stock received upon exercise would commence on the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of our common stock received upon exercise would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized for U.S. federal income tax purposes. In such event, a holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised (i.e., the number of warrants equal to the number of shares of our common stock issued pursuant to the cashless exercise of the warrants). The holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in such warrants deemed surrendered. Provided that the warrants were held by such holder for more than a year at the time of such exercise, any such gain or loss would be long-term capital gain or loss. In this case, a holder’s tax basis in our common stock received upon exercise would equal the sum of the fair market value of the warrants deemed surrendered to pay the exercise price and the holder’s tax basis in the warrants deemed exercised. In such a case, a holder’s holding period for our common stock would commence on the day following the date of exercise of the warrant. Moreover, if the cashless exercise of a warrant were treated as a taxable exchange for U.S. federal income tax purposes, the U.S. federal income tax treatment of a Non-U.S. Holder’s gain recognized from the cashless exercise will generally correspond to the U.S. federal income tax treatment of a Non-U.S. Holder’s gain recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

DUE TO THE ABSENCE OF AUTHORITY REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Sale, exchange, redemption or expiration of a warrant

A U.S. Holder will be required to recognize taxable gain or loss upon a sale, exchange (other than by exercise) or redemption of a warrant in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the U.S. Holder’s tax basis in the warrant (that is, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a U.S. Holder will recognize a loss in an amount equal to the U.S. Holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the U.S. Holder for more than one year at the time of such disposition or expiration. As noted above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder acquires, or has entered into a contract or option to acquire, substantially identical stock or securities.

The U.S. federal income tax treatment of a Non-U.S. Holder’s gain recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the U.S. federal income tax treatment of a Non-U.S. Holder’s gains recognized on a taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Information reporting and backup withholding

Under U.S. Treasury regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a Non-U.S. Holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A Non-U.S. Holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Internal Revenue Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury regulations.

Underwriting

We intend to offer the units described in this prospectus through the underwriters. J.P. Morgan Securities Inc. is acting as sole manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of units

J.P. Morgan Securities Inc.
Total	25,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to purchase additional units

We have granted the underwriters an option to purchase up to 3,750,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by us
Underwriting discount	No exercise	Full exercise

Per unit(1)	$0.70	$0.70
Total(1)	$17,500,000	$20,125,000

(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $8,750,000 ($10,062,500 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the AMEX, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up agreement

Our executive officers, directors and Resource America have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of J.P. Morgan, until or in connection with the consummation of our initial business combination. Additionally, our executive officers, directors and Resource America have agreed that, except for transfers to permitted transferees, they will not, without the consent of JP Morgan, enter into any agreement to sell or transfer any of their common stock held before the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of the private placement warrants, if any, until after the consummation of our initial business combination. We describe permitted transferees in “Description of Securities—Founders’ Shares.” J.P. Morgan’s consent may be given at any time without public notice. However, if during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Selling restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des Marchés Financiers or by the competent authority of another Relevant Member State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des Marchés Financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•

an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the FMSA, has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB, pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, which we refer to as the Financial Service Act, and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended, which we refer to as the Italian Banking Law, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the Financial Service Act and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding European Economic Area above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/affiliates

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for certain of our affiliates for which services they have received, and may in the future receive, customary fees.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Legal matters

Ledgewood is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered by this prospectus. In connection with this offering Cleary Gottlieb Steen & Hamilton LLP is acting as counsel to the underwriters.

Experts

Our balance sheet as of December 28, 2007, which is included in this registration statement and prospectus, has been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such report.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Index to financial statements

RAI Acquisition Corp.

(a corporation in the development stage)

Report of independent registered public accounting firm

Shareholders

RAI Acquisition Corp.

We have audited the accompanying balance sheet of RAI Acquisition Corp. (a corporation in the developmental stage) (the “Company”) as of December 28, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of RAI Acquisition Corp. (a corporation in the developmental stage) as of December 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue to date and its business plan is dependant upon completion of adequate financing through a proposed initial public offering. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 4, 2008

RAI Acquisition Corp.

(a corporation in the developmental stage)

Balance sheet

December 28, 2007

Assets
Cash	$125,000
Other assets—deferred offering costs	81,500

Total assets	$206,500

Liabilities and stockholders’ equity
Note payable to stockholder	$100,000
Accrued offering costs	81,500

Total liabilities	181,500

Stockholders’ Equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, none outstanding	—
Common shares, $0.0001 par value, 200,000,000 shares authorized, 7,187,500 shares issued and outstanding	719
Additional paid in capital	24,281

Total stockholders’ equity	25,000

$206,500

The accompanying notes are an integral part of this statement.

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet

December 28, 2007

Note 1—Organization, proposed business operations

RAI Acquisition Corp. (the “Company”) was incorporated in the State of Delaware on December 13, 2007 as a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses (a “Business Combination”). At December 28, 2007, the Company had not yet commenced any operations. All activity through December 28, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 25,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Public Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering, although substantially all of the net proceeds of this Proposed Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, at least approximately $9.85 per Unit (or $9.83 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in United States government securities within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940, until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Resource America, Inc. (“Resource”) is expected to agree that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of vendors, prospective target businesses or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. The agreement entered into by Resource will specifically provide for two exceptions to this indemnity: there will be no liability (a) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (b) as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. However, there can be no assurance that Resource will be able to satisfy its obligations under its agreement. The Company will retain $80,000 from the proceeds of the Proposed Public Offering outside of the Trust Account which may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income on funds in the Trust Account that may be

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 1—Organization, proposed business operations—(continued)

released to the Company of (i) up to $3,850,000 (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in the Trust Account will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Public Offering, in the event that stockholders owning 30% or more of the shares sold in the Proposed Public Offering vote against the Business Combination and exercise their stockholder redemption rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Public Offering, including all of the officers and directors of the Company (“Initial Stockholders”) will agree to vote their 7,187,500 founders’ shares (the “Founders’ Shares”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination and the vote for a proposal to amend the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection therewith. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares for cash out of funds available in the Trust Account. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Public Offering. Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholders (minus one share) may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the Founders’ Shares held by Initial Stockholders.

The Company’s certificate of incorporation will be amended prior to the Proposed Public Offering to provide that the Company will continue in existence only until 24 months from the completion of the Proposed Public Offering (“Termination Date”). If the Company has not completed a Business Combination by the Termination Date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Public Offering.

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 2—Summary of significant accounting policies

Development stage company:

The Company complies with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reports by Development Stage Enterprises.” The Company expects to incur organizational, accounting and offering costs in pursuit of its financing and acquisition plans. Management has reviewed its cash requirements and believes that its cash on hand is sufficient to cover the required payments of offering costs that are expected to come due before the expected completion of the offering. The offering and other organization costs that are not required to be paid before the offering is completed will be paid out of the proceeds of the offering that are set aside for such purposes. It is the Company’s plan to complete the offering described in Note 3. There can be no assurance that the Company’s plans to raise capital or to complete a Business Combination will be successful or successful within the target business combination period.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering.” Deferred offering costs consist of legal costs of $81,500 incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to capital upon the completion of the Proposed Public Offering or charged to expense if the Proposed Public Offering is not completed.

New accounting pronouncements:

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). This statement replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 2—Summary of significant accounting policies—(continued)

New accounting pronouncements (continued):

acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 141(R) will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), which is an amendment of Accounting Research Bulletin No. 51. This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest. Adoption is required for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (for the Company, its fiscal year beginning January 1, 2009). The Company is currently evaluating the expected effect, if any, SFAS 160 will have on its financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of SFAS 115,” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities choosing the fair value option would be required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). The Company is currently evaluating the expected effect, if any, SFAS 159 will have on its financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” (“SFAS 157”) which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 will apply to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). In November 2007, the FASB announced that it would defer the effective date of SFAS 157 for one year for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the expected effect, if any, SFAS 157 will have on its financial statements.

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 2—Summary of significant accounting policies—(continued)

Going concern considerations:

At December 28, 2007, the Company had $125,000 in cash and a working capital deficiency of $56,500. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Note 3—Proposed public offering

Under the terms of the Proposed Public Offering, the Company will offer for public sale 25,000,000 Units at a Proposed Public Offering price of $10.00 per Unit (plus up to an additional 3,750,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.50 (“Warrant”). The Warrant exercise period will commence on the later of the completion of an initial Business Combination or one year from the effective date of the registration statement for the Proposed Public Offering (“Effective Date”) and will expire five years from the Effective Date; provided, however, that the Warrants may only be exercised if there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants, and a current prospectus is available. The Company may redeem the Warrants, at a price of $0.01 per Warrant, upon 30 days’ written notice after the Warrants become exercisable, only in the event that the last sale price of the Company’s common stock is at least $14.25 per share during any 20 trading days within a 30 trading-day period ending on the third business day prior to the date on which the notice of redemption is given. Under a warrant agreement to be entered into before consummation of the Proposed Public Offering, the Company will be required to use its best efforts to file, and cause to become effective, a registration statement with respect to the common stock underlying the Warrants, and to use its best efforts to maintain the effectiveness of that registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time a warrantholder seeks to exercise his Warrants. Whether or not a there is a currently effective registration statement and available prospectus, in no event will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 4—Note payable, stockholder

On December 28, 2007, the Company issued an unsecured promissory note in the principal amount of $100,000 to Resource, one of the Initial Stockholders. The note is non-interest bearing and is payable on the earlier of December 27, 2008 or the consummation of the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 5—Commitments and contingencies

In connection with the Proposed Public Offering (see Note 3), the Company expects to have a commitment to pay a total underwriting discount of 7% of the public offering price; 3.5% of the 7% underwriting discount is expected to be deferred until the Company consummates its initial Business Combination.

The Company expects that, pursuant to proposed letter agreements with the Company, the Initial Stockholders will waive their right to receive distributions with respect to the Founders’ Shares upon the Company’s liquidation.

On January 4, 2008, Resource, one of the Initial Stockholders, agreed to purchase from the Company warrants to purchase 6,000,000 shares of the Company’s common stock for $6,000,000 (the “Private Placement Warrants”). The Company expects that the purchase and issuance of the Private Placement Warrants will occur immediately prior to the consummation of the Proposed Public Offering. The proceeds from the sale of the Private Placement Warrants will be placed in the Trust Account. The Company expects that the Private Placement Warrants will be identical to the Warrants included in the Units, except that (i) they will be exercisable by payment of cash or on a cashless basis so long as they are held by Resource or its permitted transferees, and (ii) they will not be subject to redemption by the Company. The Private Placement Warrants will not be exercisable by Resource at any time when a registration statement is not effective or a prospectus is not available for use by the holders of the Warrants issued in the Proposed Public Offering. The Initial Stockholders and holders of the Private Placement Warrants will be entitled to registration rights with respect to the Founders’ Shares and shares of common stock underlying the Private Placement Warrants pursuant to an agreement that the Company expects will be entered into prior to or on the consummation of the Proposed Public Offering.

The Company has a commitment to pay to Resource a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support for up to 24 months beginning upon the completion of the Proposed Public Offering.

RAI Acquisition Corp.

(a corporation in the developmental stage)

Notes to balance sheet—(continued)

December 28, 2007

Note 6—Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s amended and restated certificate of incorporation will prohibit the Company, prior to its initial Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Company’s common stock on the initial Business Combination.

Note 7—Common stock

The Company is authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 per share.

On December 28, 2007, the Company issued 7,187,500 Founders’ Shares to its Initial Stockholders for $25,000, at a purchase price of approximately $0.0035 per share. This includes Founders’ Shares which the Company may redeem so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering. This redemption right shall terminate on the day after the underwriters’ over-allotment option expires.

Each of the Initial Stockholders will agree to (i) waive any right to receive a liquidation distribution with respect to the Founders’ Shares in the event the Company fails to consummate an initial Business Combination and (ii) vote his Founders’ Shares in accordance with the majority of the shares of common stock voted by the Public Stockholders in connection with the vote on any initial Business Combination.

$250,000,000

RAI Acquisition Corp.

25,000,000 Units

Prospectus

                    , 2008

JPMorgan

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

Until                     , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Initial trustee’s fee	$12,000	(1)
SEC registration fee	11,299
FINRA filing fee	29,250
AMEX filing and listing fee	70,000
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Directors and officers liability insurance premiums	*	(2)
Legal fees and expenses	400,000
Miscellaneous	*	(3)

Total	672,549

*	To be filed by amendment.

(1)	Includes the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, for acting as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants and as escrow agent for the registrant’s initial shares of common stock and private placement warrants. In addition to the initial acceptance fee, the registrant will be required to pay American Stock Transfer & Trust Company monthly fees of $1,000.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of directors and officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent sales of unregistered securities.

On December 28, 2007, we issued 7,187,500 shares of common stock to Resource America, several persons affiliated with Resource America and several of our officers for $25,000 in cash, at a purchase price of approximately $0.0035 per share. Such shares were issued on December 28, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. These shares include an aggregate of 937,500 shares of common stock subject to redemption by the Company for a price of $0.0035 per share to the extent that the underwriters’ over-allotment is not exercised in full so that the existing holders own 20% of the issued and outstanding shares after the offering.

In addition, Resource America has committed to purchase from us 6,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $6,000,000). These purchases will take place on a private placement basis immediately before the consummation of our initial public offering and will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

The obligation to purchase the warrants undertaken by Resource America was made pursuant to a private placement warrant agreement, dated as of January 4, 2008 (the form of which has been filed as Exhibit 10.4 to the Registration Statement on Form S-1). Such obligation was made before the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants was made before the filing of the Registration Statement relating to the public offering and therefore the purchase of these warrants constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and financial statement schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-Laws.

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant. *

5.1	Opinion of Ledgewood.*

10.1	Letter Agreement by and among the Registrant, J.P. Morgan Securities Inc. and Resource America*

10.2	Form of Stock Escrow Agreement between the Registrant and American Stock Transfer & Trust Company.*

10.3	Form of Stock Purchase Agreement between the Registrant, Resource America and the Existing Holders.

10.4	Form of Private Placement Warrant Subscription Agreement between the Registrant and Resource America.

10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*

10.6	Services Agreement between Resource America and the Registrant regarding office space and administrative services.*

10.7	Promissory Note issued to Resource America.

10.8	Form of Registration Rights Agreement between the Registrant and Resource America.*

10.9	Business Opportunity Right of First Review Agreement by and among the Registrant and Resource America.*

10.10	Form of Letter Agreement in connection with the issuance of the Founders’ Shares by and among Resource America and the Existing Holders.

14	Form of Code of Ethics.*

23.1	Consent of Ledgewood (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Audit Committee Charter.*

99.2	Governance and Nominating Committee Charter.*

99.3	Compensation Committee Charter.*

*	To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant understands that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Philadelphia, and Commonwealth of Pennsylvania, on the 7th day of January, 2008.

RAI ACQUISITION CORP.

By:	/s/ JONATHAN Z. COHEN
Name:	Jonathan Z. Cohen
Title:	President and Chief Executive Officer

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jonathan Z. Cohen, Edward E. Cohen and Steven J. Kessler, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ JONATHAN Z. COHEN Jonathan Z. Cohen	President, Chief Executive Officer and Director (principal executive officer)	January 7, 2008

/s/ STEVEN J. KESSLER Steven J. Kessler	Chief Financial Officer and Executive Vice President (principal financial officer)	January 7, 2008

/s/ EDWARD E. COHEN Edward E. Cohen	Chairman of the Board	January 7, 2008

Exhibit index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-Laws.

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and the Registrant. *

5.1	Opinion of Ledgewood.*

10.1	Letter Agreement by and among the Registrant, J.P. Morgan Securities Inc. and Resource America*

10.2	Form of Stock Escrow Agreement between the Registrant and American Stock Transfer & Trust Company.*

10.3	Form of Stock Purchase Agreement between the Registrant, Resource America and the Existing Holders.

10.4	Form of Private Placement Warrant Subscription Agreement between the Registrant and Resource America.

10.5	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*

10.6	Services Agreement between Resource America and the Registrant regarding office space and administrative services.*

10.7	Promissory Note issued to Resource America.

10.8	Form of Registration Rights Agreement between the Registrant and Resource America.*

10.9	Business Opportunity Right of First Review Agreement by and among the Registrant and Resource America.*

10.10	Form of Letter Agreement in connection with the issuance of the Founders’ Shares by and among Resource America and the Existing Holders.

14	Form of Code of Ethics.*

23.1	Consent of Ledgewood (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Audit Committee Charter.*

99.2	Governance and Nominating Committee Charter.*

99.3	Compensation Committee Charter.*

*	To be filed by amendment.